Exhibit 10.4

CERTAIN IDENTIFIED INFORMATION MARKED AS

[**REDACTED**] HAS BEEN EXCLUDED FROM THIS EXHIBIT

BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE

COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY

DISCLOSED.

TENTH AMENDED AND RESTATED WARRANT HOLDERS AND

SHAREHOLDERS AGREEMENT

This TENTH AMENDED AND RESTATED WARRANT HOLDERS AND SHAREHOLDERS AGREEMENT (this “Agreement”) is entered into on August 19, 2020 (the “Effective Date”), by and among

1.	Boqii Holding Limited, an exempted company incorporated and existing under the Laws of the Cayman Islands (the “Company”);

2.	Yoken Holding Limited, an exempted company incorporated and existing under the Laws of the Cayman Islands (the “Yoken Cayman”);

3.	XINGMU International Limited, a company incorporated and existing under the Laws of the British Virgin Islands (the “XM International”);

4.	XINGMU HK Limited, a limited liability company duly incorporated under the Laws of Hong Kong (“XM HK”);

5.	Yoken International Limited, a limited liability company duly incorporated under the Laws of Hong Kong (“Yoken International”);

6.	Boqii Corporation Limited, a limited liability company duly incorporated under the Laws of Hong Kong (“Boqii Corporation”);

7.

Boqii International Limited, a limited liability company duly incorporated under the Laws of Hong Kong (“Boqii International”, together with Boqii Corporation, each a “HK Company” and collectively the “HK Companies”);

8.

each of the individuals and the holding companies listed on Part A and Part B of Schedule A attached hereto (each such individual, a “Principal” and, collectively, the “Principals”, each such holding company, a “Holding Company” and, collectively, the “Holding Companies”);

9.	each of the companies listed on Part C of Schedule A attached hereto (each such company, a “PRC Company” and collectively, the “PRC Companies”);

10.

each of the individual and entities listed on Part A of Schedule B attached hereto (each of such individual or entity or its respective permitted assignee and transferee, a “Ordinary Investor” and, collectively, the “Ordinary Investors”);

11.

each of the individual and entities listed on Part B of Schedule B attached hereto (each of such individual or entity or its respective permitted assignee and transferee, a “Series A Investor” and, collectively, the “Series A Investors”);

12.

each of the entities listed on Part C of Schedule B attached hereto (each such entity or its respective permitted assignee and transferee, a “Series B Investor” and, collectively, the “Series B Investors”);

13.

each of the entities listed on Part D of Schedule B attached hereto (each such entity or its respective permitted assignee and transferee, a “Series C Investor” and, collectively, the “Series C Investors”);

14.

each of the entities listed on Part E of Schedule B attached hereto (each such entity or its respective permitted assignee and transferee, a “Series C+ Investor” and, collectively, the “Series C+ Investors”);

15.

each of the entities listed on Part F of Schedule B attached hereto (each such entity or its respective permitted assignee and transferee, a “Series D Investor” and, collectively, the “Series D Investors”);

16.

each of the entities listed on Part G of Schedule B attached hereto (each such entity or its respective permitted assignee and transferee, a “Series D-1 Investor” and, collectively, the “Series D-1 Investors”);

17.

each of the entities listed on Part H of Schedule B attached hereto (each such entity or its respective permitted assignee and transferee, a “Series D-2 Investor” and, collectively, the “Series D-2 Investors”);

18.	the entity listed on Part I of Schedule B attached hereto (such entity or its respective permitted assignee and transferee, the “Series D-3 Investor”);

19.

each of the entities listed on Part J of Schedule B attached hereto (each such entity or its respective permitted assignee and transferee, a “Series E Investor”, and collectively, the “Series E Investors”, together with Series A Investors, Series B Investors, Series C Investors, Series C+ Investors, Series D Investors, Series D-1 Investors, Series D-2 Investors and Series D-3 Investor, each an “Investor”, and collectively, the “Investors”).

Each of the parties to this Agreement is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A	The Company holds 100% equity interest of Yoken Cayman, Boqii Corporation and Boqii International, and Boqii Corporation, one of the HK Companies, owns 100% registered capital of the WFOE.

B

The Company, through its Subsidiaries, will engage in the wholesale and retailing of pets (including but not limited to dogs, cats, toreros, aquatics) supplies, food, treats, grooming products, healthcare products, medicines, toys, accessories, self-brand products and provision of information, online communities, marketing and advertising, booking services, discount of relevant offline business (O2O business), supply chains integration between manufacturer and offline business with offering management system and relevant service, pets living sales and species authentication in the PRC; and wholesale and retailing of pets supplies, food, treats, grooming products, healthcare products, medicines, toys, accessories overseas; and investment related to the pet industry chain (collectively, the “Business”).

C

The Company, the Principals, the Holding Companies and certain other parties thereto entered into a Ninth Amended and Restated Warrant Holders and Shareholders Agreement dated June 1, 2020 (the “Ninth Shareholders Agreement”).

D

The Parties desire to amend and restate the Ninth Shareholders Agreement by entering into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

WITNESSETH

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Definitions.

1.1 The following terms shall have the meanings ascribed to them below:

“Accounting Standards” means generally accepted accounting principles in the United States or International Financial Reporting Standards as promulgated from time to time by the International Accounting Standards Board (the “IASB”) (including, without limitation, standards and interpretations approved by the IASB and International Accounting Principles issued under previous constitutions thereof), together with the IASB’s pronouncements thereon from time to time (“IFRS”), applied on a consistent basis, to be adopted by the Company pursuant to this Agreement and the Memorandum and Articles.

“Acting-in-Concert Agreement” means the Acting-in-Concert Agreement (一致行动协议) entered into by and between Merchant Tycoon Limited and Apsaras Legend Limited on July 16, 2019.

“Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person. The “Affiliate” of an individual shall also include such individual’s spouse, parent(s), siblings, grandparent(s), descendants, cousins, or spouse of any of the foregoing, or an individual living in the same household with such individual. In the case of an Investor, the term “Affiliate” also includes (v) any shareholder of the Investor, (w) any of such shareholder’s or Investor’s general partners or limited partners, (x) the fund manager managing such shareholder or Investor (and general partners, limited partners and officers thereof) and other funds managed by such fund manager, (y) trusts Controlled by or for the benefit of any such Person referred to in (v), (w) or (x), and (z) any fund or holding company formed for investment purposes that is promoted, sponsored, managed, advised or serviced by such Investor (in the case of GS, such “Investor” mentioned in this sub-clause (z) shall also include The Goldman Sachs Group, Inc. and/or its Affiliates) or any of its Affiliates.

“Applicable Securities Laws” means (i) with respect to any offering of securities in the United States, or any other act or omission within that jurisdiction, the securities laws of the United States, including the Exchange Act and the Securities Act, and any applicable Law of any state of the United States, and (ii) with respect to any offering of securities in any jurisdiction other than the United States, or any related act or omission in that jurisdiction, the applicable Laws of that jurisdiction.

“Associate” means, with respect to any Person, (1) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of Equity Securities of such corporation or organization, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (3) any relative or spouse of such Person, or any relative of such spouse.

“Auditor” means the Person for the time being performing the duties of auditor of the Company (if any), who, unless otherwise approved by the Board (including the affirmative vote of at least two Preferred Directors, one of whom shall be the Series A Director), shall be one of the Big Four international accounting firms.

“Big Four” means KPMG, PricewaterhouseCoopers, Deloitte Touche Tohmatsu or Ernst & Young or their Hong Kong or PRC Affiliates.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks are required or authorized by Law to be closed in the PRC, Hong Kong, the Cayman Islands, New York or Singapore.

“CFC” means a controlled foreign corporation as defined in the Code.

“Charter Documents” means, with respect to a particular legal entity, the articles or certificate of incorporation, formation or registration (including, if applicable, certificates of change of name), memorandum of association, articles of association, bylaws, articles of organization, limited liability company agreement, trust deed, trust instrument, operating agreement, joint venture agreement, business license, or similar or other constitutive, governing, or charter documents, or equivalent documents, of such entity.

“China Equities Warrant” means, the Warrant issued by the Company to China Equities HK Limited for the purchase of certain number of Series E Preferred Shares dated March 6, 2020, as amended from time to time.

“Circular 37” means the Circular 37, issued by SAFE on July 4, 2014, titled “Relevant Issues concerning Foreign Exchange Administration of Overseas Investment and Financing and Inbound Investment through Special Purpose Companies by PRC Residents” (《国家外汇管理局关于境内居民通过特殊目的公司境外投融资及返程投资外汇管理有关问题的通知》[汇发(2014)37号]); and the Circular 13, issued by SAFE on February 13, 2015 and took effect on June 1, 2015 , titled “Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment” (《国家外汇管理局关于进一步简化和改进直接投资外汇管理政策的通知》[汇发[2015]13号)]), as amended and/or implemented by SAFE, and any successor rule or regulation under the PRC Law, including but not limited to any rule or regulation interpreting or setting forth provisions for implementation of any of the foregoing.

“Closing Date” has the meaning set forth in the Purchase Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means (i) with respect to any offering of securities in the United States, the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act, and (ii) with respect to any offering of securities in a jurisdiction other than the United States, the regulatory body of the jurisdiction with authority to supervise and regulate the offering or sale of securities in that jurisdiction.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Governmental Authority.

“Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person. The terms “Controlled” and “Controlling” have meanings correlative to the foregoing.

“Control Documents” has the meaning set forth in the Purchase Agreement.

“Conversion Shares” means Ordinary Shares issuable upon conversion of any shares of the Company.

“Deemed Liquidation Event” means any of the following events: (i) any consolidation, amalgamation, scheme of arrangement or merger of any Group Company with or into any other Person or other reorganization in which the shareholders of such Group Company immediately prior to such consolidation, amalgamation, merger, scheme of arrangement or reorganization own less than fifty percent (50%) of such Group Company’s voting power in the aggregate immediately after such consolidation, merger, amalgamation, scheme of arrangement or reorganization, or any transaction or series of related transactions to which such Group Company is a party or target in which in excess of fifty percent (50%) of such Group Company’s voting power is transferred; (ii) a sale, transfer, lease or other disposition of all or substantially all of the assets of any Group Company (or any series of related transactions resulting in such sale, transfer, lease or other disposition of all or substantially all of the assets of such Group Company); or (iii) the exclusive licensing of all or substantially all of any Group Company’s Intellectual Property to a third party.

“Dingfeng Call Options” means collectively, (i) the option to purchase by Dingfeng Chengyi from MTL of 275,566 Ordinary Shares pursuant to the Dingfeng Option Agreement, (ii) the option to purchase by Dingfeng Chengyi from Superb Origin International Limited of 97,782 Ordinary Shares pursuant to the Dingfeng Option Agreement, (iii) the option to purchase by Dingfeng Gewu from Auspicious Quality Limited of 110,227 Ordinary Shares pursuant to the Dingfeng Option Agreement, and (iv) the option to purchase by Dingfeng Gewu from Superb Origin International Limited of 67,558 Ordinary Shares pursuant to the Dingfeng Option Agreement.

“Dingfeng Chengyi” means Ningbo Dingfeng Mingde Chengyi Investment L.P. (宁波鼎锋明德诚意投资合伙企业(有限合伙)) and its Affiliates.

“Dingfeng Gewu” means Ningbo Dingfeng Mingde Gewu Investment L.P. (宁波鼎锋明德格物投资合伙企业(有限合伙)) and its Affiliates.

“Dingfeng Option Agreement” means the Option Agreement entered into by and among the Founders, MTL, Zhang Su (张甦), Auspicious Quality Limited, Li Chong (李翀), Superb Origin International Limited, Dingfeng Chengyi and Dingfeng Gewu dated August 22, 2017.

“Dingfeng Zhizhi” means Ningbo Dingfeng Mingde Zhizhi Investment L.P. (宁波鼎锋明德致知投资合伙企业(有限合伙)) and its Affiliates.

“Director” means a director serving on the Board.

“Equity Securities” means, with respect to any Person that is a legal entity, any and all shares of capital stock, membership interests, units, profits interests, ownership interests, equity interests, registered capital, and other equity securities of such Person, and any right, warrant, option, call, commitment, conversion privilege, preemptive right or other right to acquire any of the foregoing, or security convertible into, exchangeable or exercisable for any of the foregoing.

“Equity Subscription Agreement” means Dingfeng Equity Subscription Agreement (鼎锋投资协议) by and among the Company, the Domestic Company and Dingfeng Zhizhi dated March 21, 2016, as amended from time to time.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Exempted Transfers” means (i) a Transfer of Ordinary Shares under the Dingfeng Call Option pursuant to the Dingfeng Option Agreement and (ii) a Transfer of any portion of the Founders’ option granted under the ESOP by the Founders to any employee of the Group Companies, provided that such Transfer is made in compliance with all applicable Laws; and an “Exempted Transfer” means either of the foregoing.

“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Founder” means each of Liang Hao (梁浩), with PRC ID number of ******************, Tang Yingzhi (唐颖之), with PRC ID number of ****************** and Chen Di (陈迪), with PRC ID number of ******************.

“Governmental Authority” means any government of any nation or any federation, province or state or any other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“Governmental Order” means any applicable order, ruling, decision, verdict, decree, writ, subpoena, mandate, precept, command, directive, consent, approval, award, judgment, injunction or other similar determination or finding by, before or under the supervision of any Governmental Authority.

“Group Company” means each of the Company, XM International, Yoken Cayman, Yoken International, XM HK, the HK Companies, the PRC Companies, together with each Subsidiary of any of the foregoing, and “Group” or “Group Companies” refers to all of Group Companies collectively.

“Holders” means the holders of Registrable Securities who are parties to this Agreement from time to time, and their permitted transferees that become parties to this Agreement from time to time.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indebtedness” of any Person means, without duplication, each of the following of such Person: (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced that are incurred in connection with the acquisition of properties, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all obligations that are capitalized in accordance with Accounting Standards, (vii) all obligations under banker’s acceptance, letter of credit or similar facilities, (viii) all obligations to purchase, redeem, retire, defease or otherwise acquire for value any Equity Securities of such Person, (ix) all obligations in respect of any interest rate swap, hedge or cap agreement, and (x) all guarantees issued in respect of the Indebtedness referred to in clauses (i) through (ix) above of any other Person, but only to the extent of the Indebtedness guaranteed.

“Indemnification Agreements” means the indemnification agreements entered into between the Company and its Directors.

“Initiating Holders” means, with respect to a request duly made under Section 2.1 or Section 2.2 to Register any Registrable Securities, the Holders initiating such request.

“Intellectual Property” means any and all (i) patents, patent rights and applications therefor and reissues, re-examinations, continuations, continuations-in-part, divisions, and patent term extensions thereof, (ii) inventions (whether patentable or not), discoveries, improvements, concepts, innovations and industrial models, (iii) registered and unregistered copyrights, copyright registrations and applications, mask works and registrations and applications therefor, author’s rights and works of authorship (including art work of any kind, software of all types in whatever medium, inclusive of computer programs, source code, object code and executable code, firmware, development tools, files, records and data, and related documentation), (iv) URLs, web sites, web pages and any part thereof, (v) technical information, know-how, trade secrets, drawings, designs, design protocols, specifications for parts and devices, proprietary data, customer lists, databases, proprietary processes, technology, formulae, algorithms, quality assurance and control procedures, design tools, manuals, research data concerning historic and current research and development efforts, including the results of successful and unsuccessful designs, databases and proprietary data and other intellectual property, (vi) trade names, trade dress, trademarks, domain names, service marks, logos, business names, and registrations and applications therefor, and (vii) the goodwill of the business symbolized or represented by the foregoing, customer lists and other proprietary information and common-law rights.

“IPO” means the first firm underwritten registered public offering by the Company of its Ordinary Shares or by any Group Company of its shares pursuant to a Registration Statement that is filed with and declared effective by either the Commission under the Securities Act or another Governmental Authority for a public offering in a jurisdiction other than the United States.

“KIP” means Korea Investment Future Growth Venture Fund No. 22 and KIP Overseas Expansion Platform Fund, collectively.

“KIP Side Letter” means the side letter intend to enter into by and among the Company, KIP Bright II (Chengdu) Equity Investment Partnership (LP). (景诚二期(成都)股权投资合伙企业(有限合伙)), KIP (Zhangjiagang) Venture Capital LLP. (韩投(张家港)股权投资合伙企业(有限合伙)) and Yoken Holding Limited.

“Law” or “Laws” means any and all provisions of any applicable constitution, treaty, statute, law, regulation, ordinance, code, rule, or rule of common law, any governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any formally issued written interpretation or administration of any of the foregoing by, any Governmental Authority, in each case as amended, and any and all applicable Governmental Orders.

“Lien” means any mortgage, claim, security interest, title defect, charge, easement, adverse claim, encumbrance, lease, restrictive covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by contract, understanding, law, equity or otherwise.

“Majority Preferred Holders” means the holders representing at least eighty-five percent (85%) of the voting power of all the outstanding Preferred Shares and/or the Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis). For the purpose of this definition, Preferred Shares shall include the Series C+ Preferred Shares issuable under the Series C+ Warrant and the Series D-3 Preferred Shares issuable under the Series D-3 Warrant B.

“Majority Series A Holders” means the holders of more than fifty percent (50%) of the voting power of the outstanding Series A Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series B Holders” means the holders of more than fifty percent (50%) of the voting power of the outstanding Series B Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series C Holders” means the holders of more than fifty percent (50%) of the voting power of the outstanding Series C Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Majority Series C+ Holders” means the holders of more than fifty percent (50%) of the voting power of the Series C+ Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on a fully-diluted and as converted basis), which shall include the Series C+ Preferred Shares issuable under the Series C+ Warrant and/or Ordinary Shares convertible therefrom.

“Majority Series D Holders” means the holders of more than fifty percent (50%) of the voting power of the outstanding Series D Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and on an as converted basis).

“Memorandum and Articles” means the Eleventh Amended and Restated Memorandum of Association of the Company and the Eleventh Amended and Restated Articles of Association of the Company, as each may be amended and/or restated from time to time.

“ODI Measures” means (i) the Measures for Overseas Investment Management (境外投资管理办法), issued by the Ministry of Commerce of the PRC on September 6, 2014, as amended and/or implemented by the Ministry of Commerce of the PRC, and (ii) the Administrative Measures for the Outbound Investment of Enterprises (企业境外投资管理办法), issued by the National Development and Reform Commission of the PRC on December 26, 2017 and took effect on March 1, 2018, as amended and/or implemented by the National Development and Reform Commission of the PRC, and any successor rule or regulation under the PRC Law, including but not limited to any rule or regulation interpreting or setting forth provisions for implementation of any of the foregoing.

“ODI Regulations” means collectively, the ODI Measures and any other applicable rules and regulations related to the overseas investment of the PRC.

“Ordinary Share Equivalents” means any Equity Security which is by its terms convertible into or exchangeable or exercisable for Ordinary Shares or other share capital of the Company, including without limitation, the Preferred Shares.

“Ordinary Shares” means the Company’s ordinary shares, par value US$0.001 per share, with rights and privileges as set forth in the Memorandum and Articles.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PICC” means PICC Investment Fund SPC - PICCAMCHK 7 SP.

“PICC Convertible Promissory Note” means the promissory note issued pursuant to the PICC Note Purchase Agreement, as amended from time to time.

“PICC Note Purchase Agreement” means the Note Purchase Agreement dated April 30, 2019, among the Company, PICC and MTL, as amended from time to time.

“PFIC” means passive foreign investment company as defined in the Code.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding Hong Kong, the Macau Special Administrative Region and the islands of Taiwan.

“Preferred Directors” means the Series A Director, the Series B Director, the Series C+ Director, the Series D Director and the Series E Director, and a “Preferred Director” means any one of them.

“Preferred Shares” means the Series A Preferred Shares, the Series B Preferred Shares, the Series C Preferred Shares, the Series C+ Preferred Shares, the Series D Preferred Shares, the Series D-1 Preferred Shares, the Series D-2 Preferred Shares, the Series D-3 Preferred Shares and the Series E Preferred Shares.

“Public Official” means (a) any employee or official of any Governmental Authority, including any employee or official of any entity owned or controlled by a Governmental Authority, (b) any member, employee or official of a political party, (c) any candidate for political office or his/her employee or associate, (d) any employee or official of an international organization, or (e) any person who acts in an official capacity for or on behalf of any of the foregoing.

“Purchase Agreement” means the Second Series E Preferred Share Purchase Agreement dated May 31, 2020, among the Company, RAUMIER LIMITED and certain other parties named therein, as amended from time to time.

“Qualified IPO” means a firm commitment underwritten public offering of Ordinary Shares or the shares of any Group Company (or depositary receipts or depositary shares thereof) on NYSE, NASDAQ or Hong Kong Stock Exchange (Main Board or Growth Enterprise Market) or any other stock exchange approved by the Majority Preferred Holders and MTL, in any case, with an offering price (net of underwriting commissions and expenses) that implies a market capitalization of the Company immediately prior to such offering of not less than US$800 million and that results in gross cash proceeds to the Company of at least US$50 million.

“Registrable Securities” means (i) the Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) any Ordinary Shares issued or issuable as a dividend or other distribution with respect to, in exchange for, or in replacement of, the shares referenced in (i) herein, and (iii) any Ordinary Shares owned or hereafter acquired by the Investors; excluding in all cases, however, any of the foregoing sold by a Person in a transaction other than an assignment pursuant to Section 21.4. For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when such Registrable Securities have been disposed of pursuant to an effective Registration Statement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-3, S-1, or S-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.

“Related Party” means any Affiliate, officer, director, supervisory board member, employee, or holder of any Equity Security of any Group Company, and any Affiliate or Associate of any of the foregoing.

“SAFE” means the State Administration of Foreign Exchange of the PRC and its local counterparts, and/or an authorized bank, as the case may be.

“SAFE Rules and Regulations” means collectively, the Circular 37 and any other applicable SAFE rules and regulations.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Series A Holders” means the holders of the then outstanding Series A Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series A Preferred Shares” means the Series A Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series B Holders” means the holders of the then outstanding Series B Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series B Preferred Shares” means the Series B Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C Holders” means the holders of the then outstanding Series C Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series C Preferred Shares” means the Series C Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C+ Holders” means the holders of the then outstanding Series C+ Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series C+ Preferred Shares” means the Series C+ Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series C+ Warrant” means the Series C+ Preferred Shares Purchase Warrant issued by the Company to Dingfeng Zhizhi for the purchase of up to 552,005 Series C+ Preferred Shares (subject to adjustment set forth therein) dated March 21, 2016, as amended from time to time.

“Series D Holders” means any of the holders of the then outstanding Series D Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series D Preferred Shares” means the Series D Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D-1 Holders” means the holders of the then outstanding Series D-1 Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series D-1 Preferred Shares” means the Series D-1 Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D-2 Holders” means the holders of the then outstanding Series D-2 Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series D-2 Preferred Shares” means the Series D-2 Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D-3 Holders” means the holders of the then outstanding Series D-3 Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series D-3 Preferred Shares” means the Series D-3 Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Series D-3 Warrant B” means the Series D-3 Preferred Shares Purchase Warrant issued by the Company to CMB for the purchase of up to 617,580 Series D-3 Preferred Shares (subject to adjustment set forth therein) dated June 16, 2019, as amended from time to time.

“Series E Holders” means the holders of the then outstanding Series E Preferred Shares and/or Ordinary Shares converted therefrom (voting together as a single class and calculated on as-converted basis).

“Series E Preferred Shares” means the Series E Preferred Shares of the Company, par value US$0.001 per share, with the rights and privileges as set forth in the Memorandum and Articles.

“Shareholder” means a holder of any Shares.

“Shares” means the Ordinary Shares and the Preferred Shares.

“Share Sale” means a transaction or series of related transactions in which a Person, or a group of related Persons, acquires any Equity Securities of the Company such that, immediately after such transaction or series of related transactions, such Person or group of related Persons holds Equity Securities of the Company representing more than fifty percent (50%) of the outstanding voting power of the Company.

“Subsidiary” means, with respect to any given Person, any other Person that is Controlled directly or indirectly by such given Person. For the avoidance of doubt, the Subsidiaries of the Company shall include the PRC Companies and any other Subsidiary to be established or acquired by any of them from time to time.

“Transaction Documents” means this Agreement, the Purchase Agreement, the Memorandum and Articles, the Control Documents and the exhibits and appendices attached to any of the foregoing and each of the other agreements and documents entered into and executed concurrently or around the date hereof by the parties thereto or otherwise required in connection with implementing the transactions contemplated by any of the foregoing.

“Transfer” means directly or indirectly sell, assign, transfer, pledge, hypothecate, or otherwise encumber or dispose of in any way or otherwise grant any interest or right with respect to all or any part of any interest in any Equity Securities of the Company owned or held by any Shareholder prior to a Qualified IPO.

“United States Person” means United States person as defined in Section 7701(a)(30) of the Code.

“US” means the United States of America.

1.2 Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

Additional Number	Section 7.4(ii)
ADV	Schedule B
ADV I ADV II	Schedule B Schedule B
Agreement	Preamble
Arbitration Notice	Section 21.6(i)
Boqii Corporation	Preamble
Boqii International	Preamble
Business	Recitals
Company	Preamble
Competitor	Section 8.2
Confidential Information	Section 20.15(i)
Co-Sale Notice	Section 10.1
CMB	Schedule B
CW	Schedule B
Dispute	Section 21.6(i)
Domestic Company	Preamble
Drag-Along Notice	Section 15.1
Drag-Along Sale	Section 15.1
Dragged Holders	Section 15.1
Drag Holders	Section 15.1
Effective Date	Preamble
ESOP	Section 7.3 (iv)
Exempt Registrations	Section 3.4
Exercising Shareholder	Section 9.2(iii)
First Participation Notice	Section 7.4(i)
GLO	Schedule B
GS	Schedule B
HK Companies	Preamble
HKIAC	Section 21.6 (ii)

HKIAC Rules	Section 21.6 (ii)
Holding Company	Preamble
Information	Section 21.30
Investor	Preamble
Investor Option Period	Section 8.2(i)
Investor ROFR Notice	Section 8.2(i)
Investor ROFR Shares	Section 8.2(i)
JAFCO	Schedule B
JAFCO Manager	Section 21.10(ii)
JIAP	Section 21.10(ii)
Liquidation Preference Exception	Section 20.19
KIP Preference Amount	Section 20.19(ii)
MTL	Schedule A
MTL Preference Amount	Section 20.19(i)
Money Laundering Laws	Section 20.6(i)
New Securities	Section 7.3
Observer	Section 17.4
ODI Covenants	Section 20.3
Offered Shares	Section 9.1
Offeror	Section 15.1
Option Period	Section 9.2(i)
Ordinary Directors	Section 17.1(i)
Ordinary Investor	Preamble
Other Restriction Agreements	Section 8.6
Oversubscription Participants	Section 7.4(ii)
Partnership Election	Section 20.12(i)
Party	Preamble
Permitted Transferee	Section 12.1
PRC Companies	Preamble
Redemption Exception	Section 18.1(b)(ii)
Relevant Period	Section 8.2
Restricted Business	Section 20.10
Rights Holder	Section 7.1
ROFR Pro Rata Share	Section 9.2(ii)
Principal	Preamble
Preemptive Pro Rata Share	Section 7.2
Preemptive Right	Section 7.1
Prohibited Transfer	Section 13.1
Purchase Agreement	Preamble
Second Notice	Section 9.2(iii)
Second Participation Notice	Section 7.4(ii)
Second Participation Period	Section 7.4(ii)
Security Holder	Section 20.2
Selling Shareholder	Section 10.1
Series A Director	Section 17.1(i)
Series A Investor	Preamble
Series B Director	Section 17.1(i)
Series B Investor	Preamble
Series C Investor	Preamble
Series C+ Director	Section 17.1(i)

Series C+ Investor	Preamble
Series C+ Options	Section 20.18(iii)
Series C+1 Option	Section 20.18(ii)
Series C+1 Preferred Shares	Section 20.18(ii)
Series C+2 Option	Section 20.18(iii)
Series C+2 Preferred Shares	Section 20.18(iii)
Series D Director	Section 17.1(i)
Series D Investor	Preamble
Series D-1 Investors	Preamble
Series D-2 Investors	Preamble
Series D—3 Investor	Preamble
Series E Director	Section 17.1(i)
Series E Investors	Preamble
Ninth Shareholders Agreement	Recitals
Subsidiary Board	Section 17.1(ii)
Transfer Notice	Section 9.1
Transferor	Section 9.1
UOB Investment	Schedule B
U.S. Shareholder	Section 20.12(iii)
Violation	Section 5.1(i)
WFOE	Preamble

1.3 Interpretation. For all purposes of this Agreement, except as otherwise expressly herein provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under the IFRS, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules, Exhibits and Appendices are to the Schedules, Exhibits and Appendices attached to this Agreement, (vii) references to this Agreement, any other Transaction Documents and any other document shall be construed as references to such document as the same may be amended, supplemented or novated from time to time, (viii) the term “or” is not exclusive, (ix) the term “including” will be deemed to be followed by “, but not limited to,” (x) the terms “shall,” “will,” and “agree” are mandatory, and the term “may” is permissive, (xi) the phrase “directly or indirectly” means directly, or indirectly through one or more intermediate Persons or through contractual or other arrangements, and “direct or indirect” has the correlative meaning, (xii) the term “voting power” refers to the number of votes attributable to the Shares (on an as-converted basis) in accordance with the terms of the Memorandum and Articles, (xiii) the headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement, (xiv) references to laws include any such law modifying, re-enacting, extending or made pursuant to the same or which is modified, re-enacted, or extended by the same or pursuant to which the same is made, and (xv) all references to dollars or to “US$” are to currency of the US and all references to RMB are to currency of the PRC (and each shall be deemed to include reference to the equivalent amount in other currencies).

2.	Demand Registration.

2.1	Registration Other Than on Form F-3 or Form S-3.

(i) Demand Rights of the Series A Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series A Holders holding twenty-five percent (25%) or more of the voting power of the then outstanding Registrable Securities held by all Series A Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than three (3) Registrations pursuant to this Section 2.1(i) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(i) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(i). For the avoidance of doubt, any Series B Holder’s joining a Registration initiated pursuant to this Section 2.1(i) shall not be counted as exercising any demand Registration right under Section 2.1(ii), any Series C Holder’s joining a Registration initiated pursuant to this Section 2.1(i) shall not be counted as exercising any demand Registration right under Section 2.1(iii) , any Series C+ Holder’s joining a Registration initiated pursuant to this Section 2.1(i) shall not be counted as exercising any demand Registration right under Section 2.1(iv), any Series D Holder’s joining a Registration initiated pursuant to this Section 2.1(i) shall not be counted as exercising any demand Registration right under Section 2.1(v), any Series D-1 Holder’s joining a Registration initiated pursuant to this Section 2.1(i) shall not be counted as exercising any demand Registration right under Section 2.1(vi), any Series D-2 Holder’s joining a Registration initiated pursuant to this Section 2.1(i) shall not be counted as exercising any demand Registration right under Section 2.1(vii) , any Series D-3 Holder’s joining a Registration initiated pursuant to this Section 2.1(i) shall not be counted as exercising any demand Registration right under Section 2.1(viii) and any Series E Holder’s joining a Registration initiated pursuant to this Section 2.1(i) shall not be counted as exercising any demand Registration right under Section 2.1(ix).

(ii) Demand Rights of the Series B Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series B Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series B Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1(ii) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(ii) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(ii). For the avoidance of doubt, any Series A Holder’s joining a Registration initiated pursuant to this Section 2.1(ii) shall not be counted as exercising any demand Registration right under Section 2.1(i), any Series C Holder’s joining a Registration initiated pursuant to this Section 2.1(ii) shall not be counted as exercising any demand Registration right under Section 2.1(iii), any Series C+ Holder’s joining a Registration initiated pursuant to this Section 2.1(ii) shall not be counted as exercising any demand Registration right under Section 2.1(iv), any Series D Holder’s joining a Registration initiated pursuant to this Section 2.1(ii) shall not be counted as exercising any demand Registration right under Section 2.1(v), any Series D-1 Holder’s joining a Registration initiated pursuant to this Section 2.1(ii) shall not be counted as exercising any demand Registration right under Section 2.1(vi), any Series D-2 Holder’s joining a Registration initiated pursuant to this Section 2.1(ii) shall not be counted as exercising any demand Registration right under Section 2.1(vii) , any Series D-3 Holder’s joining a Registration initiated pursuant to this Section 2.1(ii) shall not be counted as exercising any demand Registration right under Section 2.1(viii) and any Series E Holder’s joining a Registration initiated pursuant to this Section 2.1(ii) shall not be counted as exercising any demand Registration right under Section 2.1(ix).

(iii) Demand Rights of the Series C Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series C Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series C Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1(iii) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(iii) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(iii). For the avoidance of doubt, any Series A Holder’s joining a Registration initiated pursuant to this Section 2.1(iii) shall not be counted as exercising any demand Registration right under Section 2.1(i), any Series B Holder’s joining a Registration initiated pursuant to this Section 2.1(iii) shall not be counted as exercising any demand Registration right under Section 2.1(ii), any Series C+ Holder’s joining a Registration initiated pursuant to this Section 2.1(iii) shall not be counted as exercising any demand Registration right under Section 2.1(iv), any Series D Holder’s joining a Registration initiated pursuant to this Section 2.1(iii) shall not be counted as exercising any demand Registration right under Section 2.1(v), any Series D-1 Holder’s joining a Registration initiated pursuant to this Section 2.1(iii) shall not be counted as exercising any demand Registration right under Section 2.1(vi), any Series D-2 Holder’s joining a Registration initiated pursuant to this Section 2.1(iii) shall not be counted as exercising any demand Registration right under Section 2.1(vii), any Series D-3 Holder’s joining a Registration initiated pursuant to this Section 2.1(iii) shall not be counted as exercising any demand Registration right under Section 2.1(viii) and any Series E Holder’s joining a Registration initiated pursuant to this Section 2.1(iii) shall not be counted as exercising any demand Registration right under Section 2.1(ix).

(iv) Demand Rights of the Series C+ Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series C+ Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series C+ Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1(iv) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(iv) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(iv). For the avoidance of doubt, any Series A Holder’s joining a Registration initiated pursuant to this Section 2.1(iv) shall not be counted as exercising any demand Registration right under Section 2.1(i), any Series B Holder’s joining a Registration initiated pursuant to this Section 2.1(iv) shall not be counted as exercising any demand Registration right under Section 2.1(ii) , any Series C Holder’s joining a Registration initiated pursuant to this Section 2.1(iv) shall not be counted as exercising any demand Registration right under Section 2.1(iii), any Series D Holder’s joining a Registration initiated pursuant to this Section 2.1(iv) shall not be counted as exercising any demand Registration right under Section 2.1(v). any Series D-1 Holder’s joining a Registration initiated pursuant to this Section 2.1(iv) shall not be counted as exercising any demand Registration right under Section 2.1(vi), any Series D-2 Holder’s joining a Registration initiated pursuant to this Section 2.1(iv) shall not be counted as exercising any demand Registration right under Section 2.1(vii), any Series D-3 Holder’s joining a Registration initiated pursuant to this Section 2.1(iv) shall not be counted as exercising any demand Registration right under Section 2.1(viii) and any Series E Holder’s joining a Registration initiated pursuant to this Section 2.1(iv) shall not be counted as exercising any demand Registration right under Section 2.1(ix).

(v) Demand Rights of the Series D Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series D Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series D Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1(v) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(v) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(v). For the avoidance of doubt, any Series A Holder’s joining a Registration initiated pursuant to this Section 2.1(v) shall not be counted as exercising any demand Registration right under Section 2.1(i), any Series B Holder’s joining a Registration initiated pursuant to this Section 2.1(v) shall not be counted as exercising any demand Registration right under Section 2.1(ii), any Series C Holder’s joining a Registration initiated pursuant to this Section 2.1(v) shall not be counted as exercising any demand Registration right under Section 2.1(iii), any Series C+ Holder’s joining a Registration initiated pursuant to this Section 2.1(v) shall not be counted as exercising any demand Registration right under Section 2.1(iv), any Series D-1 Holder’s joining a Registration initiated pursuant to this Section 2.1(v) shall not be counted as exercising any demand Registration right under Section 2.1(vi), any Series D-2 Holder’s joining a Registration initiated pursuant to this Section 2.1(v) shall not be counted as exercising any demand Registration right under Section 2.1(vii), any Series D-3 Holder’s joining a Registration initiated pursuant to this Section 2.1(v) shall not be counted as exercising any demand Registration right under Section 2.1(viii) and any Series E Holder’s joining a Registration initiated pursuant to this Section 2.1(v) shall not be counted as exercising any demand Registration right under Section 2.1(ix).

(vi) Demand Rights of the Series D-1 Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series D-1 Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series D-1 Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1(vi) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(vi) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(vi). For the avoidance of doubt, any Series A Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(i), any Series B Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(ii), any Series C Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(iii), any Series C+ Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(iv), any Series D Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(v), any Series D-2 Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(vii), any Series D-3 Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(viii) and any Series E Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(ix).

(vii) Demand Rights of the Series D-2 Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series D-2 Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series D-2 Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1(vii) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(vii) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(vii). For the avoidance of doubt, any Series A Holder’s joining a Registration initiated pursuant to this Section 2.1(vii) shall not be counted as exercising any demand Registration right under Section 2.1(i), any Series B Holder’s joining a Registration initiated pursuant to this Section 2.1(vii) shall not be counted as exercising any demand Registration right under Section 2.1(ii), any Series C Holder’s joining a Registration initiated pursuant to this Section 2.1(vii) shall not be counted as exercising any demand Registration right under Section 2.1(iii), any Series C+ Holder’s joining a Registration initiated pursuant to this Section 2.1(vii) shall not be counted as exercising any demand Registration right under Section 2.1(iv), any Series D Holder’s joining a Registration initiated pursuant to this Section 2.1(vii) shall not be counted as exercising any demand Registration right under Section 2.1(v), any Series D-1 Holder’s joining a Registration initiated pursuant to this Section 2.1(vii) shall not be counted as exercising any demand Registration right under Section 2.1(vi) , any Series D-3 Holder’s joining a Registration initiated pursuant to this Section 2.1(vii) shall not be counted as exercising any demand Registration right under Section 2.1(viii) and any Series E Holder’s joining a Registration initiated pursuant to this Section 2.1(vi) shall not be counted as exercising any demand Registration right under Section 2.1(ix).

(viii) Demand Rights of the Series D-3 Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series D-3 Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series D-3 Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1(viii) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(viii) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(viii). For the avoidance of doubt, any Series A Holder’s joining a Registration initiated pursuant to this Section 2.1(viii) shall not be counted as exercising any demand Registration right under Section 2.1(i), any Series B Holder’s joining a Registration initiated pursuant to this Section 2.1(viii) shall not be counted as exercising any demand Registration right under Section 2.1(ii), any Series C Holder’s joining a Registration initiated pursuant to this Section 2.1(viii) shall not be counted as exercising any demand Registration right under Section 2.1(iii), any Series C+ Holder’s joining a Registration initiated pursuant to this Section 2.1(viii) shall not be counted as exercising any demand Registration right under Section 2.1(iv), any Series D Holder’s joining a Registration initiated pursuant to this Section 2.1(viii) shall not be counted as exercising any demand Registration right under Section 2.1(v), any Series D-1 Holder’s joining a Registration initiated pursuant to this Section 2.1(viii) shall not be counted as exercising any demand Registration right under Section 2.1(vi), any Series D-2 Holder’s joining a Registration initiated pursuant to this Section 2.1(viii) shall not be counted as exercising any demand Registration right under Section 2.1(vii) and any Series E Holder’s joining a Registration initiated pursuant to this Section 2.1(viii) shall not be counted as exercising any demand Registration right under Section 2.1(ix).

(ix) Demand Rights of the Series E Holders. Subject to the terms of this Agreement, at any time or from time to time after the earlier of (i) the fifth (5th) anniversary of the Closing Date or (ii) the date that is six (6) months after the consummation of the IPO, Series E Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series E Holders may request in writing that the Company effect a Registration of Registrable Securities (together with the Registrable Securities which the other Holders elect to include in such Registration) on any internationally recognized exchange that is reasonably acceptable to such requesting Holders. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to all other Holders (and all other Holders shall have the right to join such Registration) and (y) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Initiating Holders may request. The Company shall be obligated to consummate no more than two (2) Registrations pursuant to this Section 2.1(ix) that have been declared and ordered effective; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.1(ix) are not fully included in the Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.1(ix). For the avoidance of doubt, any Series A Holder’s joining a Registration initiated pursuant to this Section 2.1(ix) shall not be counted as exercising any demand Registration right under Section 2.1(i), any Series B Holder’s joining a Registration initiated pursuant to this Section 2.1(ix) shall not be counted as exercising any demand Registration right under Section 2.1(ii), any Series C Holder’s joining a Registration initiated pursuant to this Section 2.1(ix) shall not be counted as exercising any demand Registration right under Section 2.1(iii), any Series C+ Holder’s joining a Registration initiated pursuant to this Section 2.1(ix) shall not be counted as exercising any demand Registration right under Section 2.1(iv), any Series D Holder’s joining a Registration initiated pursuant to this Section 2.1(ix) shall not be counted as exercising any demand Registration right under Section 2.1(v), any Series D-1 Holder’s joining a Registration initiated pursuant to this Section 2.1(ix) shall not be counted as exercising any demand Registration right under Section 2.1(vi) , any Series D-2 Holder’s joining a Registration initiated pursuant to this Section 2.1(ix) shall not be counted as exercising any demand Registration right under Section 2.1(vii) and any Series D-3 Holder’s joining a Registration initiated pursuant to this Section 2.1(ix) shall not be counted as exercising any demand Registration right under Section 2.1(viii).

2.2 Registration on Form F-3 or Form S-3. The Company shall use its best efforts to qualify for registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), (i) Series A Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series A Holders, (ii) Series B Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series B Holders, (iii) Series C Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series C Holders, (iv) Series C+ Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series C+ Holders, (v) Series D Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series D Holders, (vi) Series D-1 Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series D-1 Holders, (vii) Series D-2 Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series D-2 Holders, (viii) Series D-3 Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series D-3 Holders or (ix) Series E Holders holding thirty percent (30%) or more of the voting power of the then outstanding Registrable Securities held by all Series E Holders, may request the Company to file, in any jurisdiction in which the Company has had a registered underwritten public offering, a Registration Statement on Form F-3 or Form S-3 (or any comparable form for Registration in a jurisdiction other than the United States), including without limitation any Registration Statement filed under the Securities Act providing for the registration of, and the sale on a continuous or a delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to all other Holders and (ii) as soon as practicable, use its reasonable best efforts to cause the Registrable Securities specified in the request, together with any Registrable Securities of any Holder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and qualified for sale and distribution in such jurisdiction. The Company shall be obligated to consummate no more than two (2) Registrations that have been declared and ordered effective within any twelve (12)-month period pursuant to this Section 2.2; provided that if the Registrable Securities sought to be included in the Registration pursuant to this Section 2.2 are not fully included in such Registration for any reason other than solely due to the action or inaction of the Holders including Registrable Securities in such Registration, such Registration shall not be deemed to constitute one of the Registration rights granted pursuant to this Section 2.2. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to consummate any Registration pursuant to this Section 2.2 if the aggregate offering price to the public of such Registration is less than US$1,000,000.

2.3 Right of Deferral.

(i) The Company shall not be obligated to Register or qualify Registrable Securities pursuant to this Section 2:

(1) if, within ten (10) days of the receipt of any request of the Holders to Register any Registrable Securities under Section 2.1 or Section 2.2, the Company gives notice to the Initiating Holders of its bona fide intention to effect the filing for its own account of a Registration Statement of Ordinary Shares within sixty (60) days of receipt of that request; provided, that the Company is actively employing in good faith its reasonable best efforts to cause that Registration Statement to become effective within sixty (60) days of receipt of that request; provided, further, that the Holders are entitled to join such Registration in accordance with Section 3 (other than an Exempt Registration);

(2) during the period starting with the date of filing by the Company of, and ending six (6) months following the effective date of any Registration Statement pertaining to Ordinary Shares other than an Exempt Registration; provided, that the Holders are entitled to join such Registration in accordance with Section 3; or

(3) in any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such Registration or qualification, unless the Company is already subject to service of process in such jurisdiction.

(ii) If, after receiving a request from Holders pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Holders a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental, provided, that the Company may not utilize this right for more than ninety (90) days on any one occasion or more than once during any twelve (12) month period; provided, further, that the Company may not Register any other its Securities during such period (except for Exempt Registrations).

2.4 Underwritten Offerings. If, in connection with a request to Register the Registrable Securities under Section 2.1 or Section 2.2, the Initiating Holders seek to distribute such Registrable Securities in an underwritten offering, they shall so advise the Company as a part of the request, and the Company shall include such information in the written notice to the other Holders described in Section 2.1 and Section 2.2. In such event, the right of any Holder to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such underwritten offering and the inclusion of such Holder’s Registrable Securities in the underwritten offering (unless otherwise mutually agreed by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwritten offering shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company and reasonably acceptable to the holders of at least three fourths of the voting power of all Registrable Securities proposed to be included in such Registration. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten in a Registration pursuant to Section 2.1 or Section 2.2, the underwriters may exclude up to seventy-five percent (75%) of the Registrable Securities requested to be Registered but only after first excluding all other Equity Securities from the Registration and underwritten offering, and among Registrable Securities requested to be Registered, the Registrable Securities held by Initiating Holders shall be excluded after all the Registrable Securities held by non-Initiating Holders are excluded from the Registration and underwritten offering, and so long as the number of Shares to be included in the Registration on behalf of the Initiating Holders is allocated among all such Initiating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Initiating Holders to be included and the number of shares to be included in the Registration on behalf of non-Initiating Holders is allocated among all non-Initiating Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such non-Initiating Holders to be included; provided that any Initiating Holder shall have the right to withdraw its request for Registration from the underwriting by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement, and such withdrawal request for Registration shall not be deemed to constitute one of the Registration rights granted pursuant to Section 2.1 or Section 2.2, as the case may be. If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of Shares allocated to a Holder to the nearest one hundred (100) Shares.

3. Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Equity Securities, or for the account of any holder of Equity Securities any of such holder’s Equity Securities, in connection with the public offering of such securities (except for Exempt Registrations), the Company shall promptly give each Holder written notice of such Registration and, upon the written request of any Holder given within fifteen (15) days after delivery of such notice, the Company shall use its reasonable best efforts to include in such Registration any Registrable Securities thereby requested to be Registered by such Holder. If a Holder decides not to include all or any of its Registrable Securities in such Registration by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not any Holder has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(i) In connection with any offering involving an underwriting of the Company’s Equity Securities, the Company shall not be required to Register the Registrable Securities of a Holder under this Section 3 unless such Holder’s Registrable Securities are included in the underwritten offering and such Holder enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including the aggregate number of Registrable Securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Registrable Securities to be underwritten, the underwriters may exclude all of the Registrable Securities requested to be Registered in the IPO and up to seventy-five percent (75%) of the Registrable Securities requested to be Registered in any other public offering, but in any case only after first excluding all other Equity Securities (except for securities sold for the account of the Company) from the Registration and underwriting and so long as the Registrable Securities to be included in such Registration on behalf of any non-excluded Holders are allocated among all non-excluded Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested by such Holders to be included. To facilitate the allocation of Shares in accordance with the above provisions, the Company or the underwriters may round the number of Shares allocated to a Holder to the nearest one hundred (100) Shares.

(ii) If any Holder disapproves the terms of any underwriting, the Holder may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Registrations. The Company shall have no obligation to Register any Registrable Securities under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share incentive plan, (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable), (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities and does not permit secondary sales (collectively, “Exempt Registrations”).

4. Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities held by the Holders, the Company shall, as expeditiously as reasonably possible:

(i) Prepare and file with the Commission a Registration Statement with respect to those Registrable Securities and use its reasonable best efforts to cause that Registration Statement to become effective, and, unless approved otherwise by the Holders holding at least three fourths in voting power of the Registrable Securities Registered thereunder, keep the Registration Statement effective until the distribution thereunder has been completed;

(ii) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all securities covered by the Registration Statement;

(iii) Furnish to the Holders the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(iv) Use its reasonable best efforts to Register and qualify the securities covered by the Registration Statement under the securities Laws of any jurisdiction, as reasonably requested by the Holders, provided, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdictions;

(v) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form, with the managing underwriter(s) of the offering;

(vi) Promptly notify each Holder of Registrable Securities covered by the Registration Statement at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (a) the issuance of any stop order by the Commission, or (b) the happening of any event or the existence of any condition as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or if in the opinion of counsel for the Company it is necessary to supplement or amend such prospectus to comply with law, and at the request of any such Holder promptly prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made or such prospectus, as supplemented or amended, shall comply with law;

(vii) Furnish, at the request of any Holder requesting Registration of Registrable Securities pursuant to this Agreement, on the date that such Registrable Securities are delivered for sale in connection with a Registration pursuant to this Agreement, (A) an opinion, dated the date of the sale, of the counsel representing the Company for the purposes of the Registration, in form and substance as is customarily given to underwriters in an underwritten public offering; and (B) comfort letters dated as of (x) the effective date of the final registration statement covering such Registrable Securities, and (y) the closing date of the sale of the Registrable Securities, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(viii) Otherwise comply with all applicable rules and regulations of the Commission to the extent applicable to the applicable Registration Statement and use its reasonable best efforts to make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Act, no later than forty-five (45) days after the end of a twelve (12) month period (or ninety (90) days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of such registration statement, which statement shall cover such twelve (12) month period, subject to any proper and necessary extensions;

(ix) Not, without the written consent of the holders of at least three fourths of voting power of the then outstanding Registrable Securities, make any offer relating to the Securities that would constitute a “free writing prospectus,” as defined in Rule 405 promulgated under the Act;

(x) Provide a transfer agent and registrar for all Registrable Securities Registered pursuant to the Registration Statement and, where applicable, a number assigned by the Committee on Uniform Securities Identification Procedures for all those Registrable Securities, in each case not later than the effective date of the Registration; and

(xi) Take all reasonable action necessary to list the Registrable Securities on the primary exchange on which the Company’s securities are then traded or, in connection with a Qualified IPO, the primary exchange on which the Company’s securities will be traded.

4.2 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the Registration of such Holder’s Registrable Securities.

4.3 Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement (which shall be borne by the Holders requesting Registration on a pro rata basis in proportion to their respective numbers of Registrable Securities sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement, including (without limitation) all Registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable and documented fees and disbursement of one counsel for all selling Holders in any one Registration, shall be borne by the Company.

5. Registration-Related Indemnification.

5.1 Company Indemnity.

(i) In the event of a Registration under this Agreement, to the maximum extent permitted by Law, the Company will indemnify and hold harmless each Holder, such Holder’s partners, officers, directors, employees, shareholders, members, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under Laws which are applicable to the Company and relate to action or inaction required of the Company in connection with any Registration, qualification, or compliance, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Violation”): (a) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), (b) the omission or alleged omission to state in the Registration Statement, on the effective date thereof (including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto), a material fact required to be stated therein or necessary to make the statements therein not misleading, or (c) any violation or alleged violation by the Company of Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws. The Company will reimburse, as incurred, each such Holder, underwriter or Person who controls (as defined in the Securities Act) such Holder or underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

(ii) The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises solely out of or is solely based upon a Violation that occurs in reliance upon and in conformity with written information furnished for use in connection with such Registration by any such Holder, such Holder’s partners, officers, directors, and legal counsel, any underwriter (as defined in the Securities Act) and each Person, if any, who controls (as defined in the Securities Act) such Holder or underwriter.

(iii) The indemnity agreement contained in this Section 5.1 shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party under this Section 5.1 and shall survive the transfer of securities by such Holder or any indemnified party.

5.2 Holder Indemnity.

(i) In the event of a Registration under this Agreement, to the maximum extent permitted by Law, each selling Holder that has included Registrable Securities in a Registration will, severally but not jointly, indemnify and hold harmless the Company, its directors and officers, each other Holder selling securities in connection with such Registration, any underwriter (as defined in the Securities Act), and each Person, if any, who controls (within the meaning of the Securities Act) the Company, such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under Applicable Securities Laws, or any rule or regulation promulgated under Applicable Securities Laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs solely in reliance upon and in conformity with written information furnished by such Holder for use in connection with such Registration; and each such Holder will reimburse, as incurred, any Person intended to be indemnified pursuant to this Section 5.2, for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such loss, claim, damage, liability or action. No Holder’s liability under this Section 5.2 (when combined with any amounts paid by such Holder pursuant to Section 5.4) shall exceed the net proceeds received by such Holder from the offering of securities made in connection with that Registration.

(ii) The indemnity contained in this Section 5.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed).

5.3 Notice of Indemnification Claim. Promptly after receipt by an indemnified party under Section 5.1 or Section 5.2 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under Section 5.1 or Section 5.2, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnifying parties. An indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 5, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

5.4 Contribution. If any indemnification provided for in Section 5.1 or Section 5.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no Holder will be required to contribute any amount (after combined with any amounts paid by such Holder pursuant to Section 5.2) in excess of the net proceeds to such Holder from the sale of all such Registrable Securities offered and sold by such Holder pursuant to such Registration Statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

5.5 Underwriting Agreement. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

5.6 Survival. The obligations of the Company and Holders under this Section 5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

6. Additional Registration-Related Undertakings.

6.1 Reports under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3 (or any comparable form in a jurisdiction other than the United States), the Company agrees to:

(i) make and keep public information available, as those terms are understood and defined in Rule 144 (or comparable provision, if any, under Applicable Securities Laws in any jurisdiction where the Company’s securities are listed), at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(ii) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(iii) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to any Holder holding Registrable Securities, upon request (a) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s securities are listed), (b) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (c) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3 (or any form comparable thereto under Applicable Securities Laws of any jurisdiction where the Company’s Securities are listed).

6.2 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the written consent of holders of at least three fourths of the voting power of the then outstanding Registrable Securities held by all Holders (calculated on an as-converted to Ordinary Share basis), enter into any agreement with any holder or prospective holder of any Equity Securities of the Company that would allow such holder or prospective holder (i) to include such Equity Securities in any Registration filed under Section 2 or Section 3, unless under the terms of such agreement such holder or prospective holder may include such Equity Securities in any such Registration only to the extent that the inclusion of such Equity Securities will not reduce the amount of the Registrable Securities of the Holders that are included, (ii) to demand Registration of their Equity Securities, or (iii) cause the Company to include such Equity Securities in any Registration filed under Section 2 or Section 3 hereof on a basis pari passu with or more favorable to such holder or prospective holder than is provided to the Holders of Registrable Securities.

6.3 Termination of Registration Rights. The registration rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the earlier of (i) the date that is five (5) years from the date of closing of a Qualified IPO, (ii) with respect to any Holder, the date on which such Holder may sell all of such Holder’s Registrable Securities under Rule 144 of the Securities Act in any ninety (90)-day period.

6.4 Exercise of Ordinary Share Equivalents. Notwithstanding anything to the contrary provided in this Agreement, the Company shall have no obligation to Register Registrable Securities which, if constituting Ordinary Share Equivalents, have not been exercised, converted or exchanged, as applicable, for Ordinary Shares as of the effective date of the applicable Registration Statement, but the Company shall cooperate and facilitate any such exercise, conversion or exchange as requested by the applicable Holder.

6.5 Intent. The terms of Sections 2 through 6 are drafted primarily in contemplation of an offering of securities in the United States of America. The Parties recognize, however, the possibility that securities may be qualified or registered for offering to the public in a jurisdiction other than the United States of America where registration rights have significance or that the Company might effect an offering in the United States of America in the form of American Depositary Receipts or American Depositary Shares. Accordingly:

(i) it is their intention that, whenever this Agreement refers to a Law, form, process or institution of the United States of America but the Parties wish to effectuate qualification or registration in a different jurisdiction where registration rights have significance, reference in this Agreement to the Laws or institutions of the United States shall be read as referring, mutatis mutandis, to the comparable Laws or institutions of the jurisdiction in question; and

(ii) it is agreed that the Company will not undertake any listing of American Depositary Receipts, American Depositary Shares or any other security derivative of the Ordinary Shares unless arrangements have been made reasonably satisfactory to the Majority Preferred Holders to ensure that the spirit and intent of this Agreement will be realized and that the Company is committed to take such actions as are necessary such that the Holders will enjoy rights corresponding to the rights hereunder to sell their Registrable Securities in a public offering in the United States of America as if the Company had listed Ordinary Shares in lieu of such derivative securities.

7. Preemptive Right.

7.1 General. The Company hereby grants to each Holder (the “Rights Holder”) the right of first refusal to purchase such Rights Holder’s Preemptive Pro Rata Share (as defined in Section 7.2 below) (and any oversubscription, as provided below), of all (or any part) of any New Securities (as defined below) that the Company may from time to time issue after the date of this Agreement (the “Preemptive Right”).

7.2 Preemptive Pro Rata Share. A Rights Holder’s “Preemptive Pro Rata Share” for purposes of the Preemptive Rights under this Section 7 is the ratio of (a) the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Rights Holder, to (b) the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) then outstanding immediately prior to the issuance of New Securities giving rise to the Preemptive Rights. Each Holder may apportion, at its sole discretion, its pro rata shares among its Affiliates in any proportion.

7.3 New Securities. For purposes hereof, “New Securities” shall mean any Equity Securities of the Company issued after the date hereof, except for:

(i) any Equity Securities of the Company issued pursuant to the Series C+ Options (if applicable) or any Shares issued upon conversion thereof;

(i) any Equity Securities of the Company issued pursuant to the Series C+ Warrant or any Shares issued upon conversion thereof;

(ii) any Equity Securities of the Company issued pursuant to the Series D-3 Warrant B;

(iii) any Equity Securities of the Company issued pursuant to the PICC Convertible Promissory Note;

(iv) any Equity Securities of the Company issued pursuant to the KIP Side Letter;

(v) any Equity Securities of the Company issued pursuant to the China Equities Warrant;

(vi) up to 4,987,882 (such number can be increased from time to time as approved by the Board of Directors and shareholders of the Company pursuant to this Agreement, including without limitation pursuant to Section 19) Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event) and/or options or warrants therefor issued to employees, officers, directors, contractors, advisors or consultants of the Group Companies pursuant to the Company’s employee share option plans (“ESOP”) duly approved in accordance with Section 18;

(vii) any Equity Securities of the Company issued in connection with any share split, share dividend, reclassification or other similar event (provided that such share split, share dividend, reclassification or other similar event shall be in respect of each and every class and series of share capital of the Company, and not with respect of any single class or series thereof), duly approved by the Board (so long as such approval includes the consent of at least two of the Preferred Directors);

(viii) any Equity Securities of the Company issued pursuant to the Qualified IPO;

(ix) any Equity Securities of the Company issued pursuant to the acquisition of another corporation or entity by the Company by consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity, in any case, duly approved in accordance with Section 18; and

(x) any Ordinary Shares issued upon the conversion of the Preferred Shares.

7.4 Procedures.

(i) First Participation Notice. In the event that the Company proposes to undertake an issuance of New Securities (in a single transaction or a series of related transactions), it shall give to each Rights Holder written notice of its intention to issue New Securities (the “First Participation Notice”), describing the amount and type of New Securities, the price and the general terms upon which the Company proposes to issue such New Securities. Each Rights Holder shall have ten (10) Business Days from the date of receipt of any such First Participation Notice to agree in writing to purchase up to such Rights Holder’s Preemptive Pro Rata Share of such New Securities for the price and upon the terms and conditions specified in the First Participation Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Rights Holder’s Preemptive Pro Rata Share). If any Rights Holder fails to so respond in writing within such ten (10) Business Day period, then such Rights Holder shall forfeit the right hereunder to purchase its Preemptive Pro Rata Share of such New Securities, but shall not be deemed to forfeit any right with respect to any other issuance of New Securities.

(ii) Second Participation Notice; Oversubscription. If any Rights Holder fails or declines to exercise its Preemptive Rights in accordance with subsection (i) above, the Company shall promptly give notice (the “Second Participation Notice”) to the participating Rights Holders who exercised in full their Preemptive Rights (the “Oversubscription Participants”) in accordance with subsection (i) above. Each Oversubscription Participant shall have five (5) Business Days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Preemptive Pro Rata Share of the New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) Business Days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each Oversubscription Participant will be cut back by the Company with respect to its oversubscription to such number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by such Oversubscription Participant and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted basis) held by all the Oversubscription Participants.

7.5 Failure to Exercise. Upon the expiration of the Second Participation Period, or in the event no Rights Holder exercises the Preemptive Rights within ten (10) Business Days following the issuance of the First Participation Notice, the Company shall have ninety (90) days thereafter to complete the sale of the New Securities described in the First Participation Notice with respect to which the Preemptive Rights hereunder were not exercised at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such ninety (90) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Rights Holders pursuant to this Section 7.

8. Restriction on Transfers.

8.1 Principals and Holding Companies. No Principal or Holding Company, regardless of such Principal’s employment status with any Group Company, shall Transfer all or any part of any interest in any Equity Securities of the Company now or hereafter owned or held by such Principal or Holding Company, without the prior written consent of the Board (including the affirmative vote of all of the Preferred Directors, provided however that, with respect to Founders or MTL, if the aggregate Equity Securities (including any Equity Securities previously transferred by any Founder or MTL in reliance of this Section 8.1) proposed to be so Transferred by all the Founders and MTL shall represent no more than three percent (3%) of the entire outstanding Shares of the Company at the time-being (the “Approved Transfer”), the affirmative vote of at least two (2) of the Preferred Directors shall suffice for the purpose of the foregoing). In the event a Transfer is approved by the Board (including the affirmative vote of all of the Preferred Directors or two (2) Preferred Directors, as the case may be), such Transfer shall take effect strictly in accordance with Sections 9 through 11 hereof. For the avoidance of doubt, (i) this Section 8.1 shall not apply to the Exempted Transfers, (ii) any “Equity Securities” referred in this Section 8.1 shall exclude any Preferred Share held by any Principal, Holding Company or their Affiliates.

8.2 Investors. Subject always to Section 21.1, each Investor may Transfer any Equity Securities of the Company now or hereafter owned or held by it, provided that (a) such Investor is not transferring any such Equity Securities directly or indirectly to any Person (including any Affiliate or Subsidiary of such Person) (X) that is conducting business which competes to the Business of the Group Companies (the “Competitor”), a list of which is set forth on Schedule C hereof; any change in the scope of Competitors shall be approved by the Board (including the affirmative consent of at least two Preferred Directors, provided that such consent shall not be unreasonably withheld) or (Y) whose ownership of the Company’s Equity Securities will become a substantial impediment, based on the applicable securities Laws, for the Group Company to complete an IPO, including without limitation that such Person is a pooled investment vehicle, collective assets management plan or other similar structured finance product, (b) such Transfer is effected in compliance with all applicable Laws, including without limitation the SAFE Rules and Regulations and/or the ODI Regulations, (c) the transferee shall execute and deliver a joinder agreement in substantially the form attached hereto as Exhibit A to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) upon and after such Transfer, and (d) such Transfer shall be subject to Sections 8.2(i), (ii) and (iii) hereunder. In the event that the Company determines that the foregoing restriction under Section 8.2(a)(Y) applies to any proposed Transfer, the Company shall promptly, and in any event, send to the selling Investor such written determination (with reasons therefor set out) within fifteen (15) Business Days of the written notice from such selling Investor (stating its intention to Transfer its Equity Securities and the identity of the proposed transferee) (the “Relevant Period”). For the avoidance of doubt, in the event that no written determination is received from the Company within the Relevant Period, the Investor is free to transfer its Equity Securities to the specified proposed transferee (subject to Sections 8.2(i), (ii) and (iii) hereunder). The Company shall update its register of members upon the consummation of any such permitted Transfer. Each Investor shall be entitled to disclose to any bona fide proposed transferee any information, documents or materials concerning the Company known to or in possession of such Investor, and the Company shall provide any assistance or cooperation reasonably requested by such Investor or the proposed transferee in connection with such proposed transferee’s due diligence investigation of the Company.

(i) If any Investor proposes to Transfer any Equity Securities to any third party who is not a Shareholder or Affiliate of such Investor, the other Shareholders shall have a right of first offer to elect to purchase all but not less than all of Equity Securities offered to be Transferred (the “Investor ROFR Shares”). Such selling Investor shall send written notice (the “Investor ROFR Notice”) to all the other Shareholders, which notice shall state (i) the number of the Investor ROFR Shares, (ii) the amount and form of the proposed consideration for the Transfer and (iii) the proposed date of the closing of the sale and purchase of the Investor ROFR Shares. Each other Shareholder shall have an option for a period of fifteen (15) days following receipt of the Investor ROFR Notice (the “Investor Option Period”) to elect to purchase all but not less than all of the Investor ROFR Shares at the same price and subject to the same terms and conditions as described in the Investor ROFR Notice, by notifying such selling Investor in writing before expiration of the Investor Option Period.

(ii) In the event more than one Shareholder elect to purchase the Investor ROFR Shares, the Investor ROFR Shares shall be distributed among such Shareholders on a pro rata basis in proportion to their respective numbers of Equity Securities held on the date of Investor ROFR Notice.

(iii) The closing of the purchase of the Investor ROFR Shares by the other Shareholders in accordance with this Section 8.2(i) and (ii) shall occur within thirty (30) days after the date of Investor ROFR Notice.

For the avoidance of doubt, any Transfer of the following shall be governed and restricted by this Section 8.2, (x) any Preferred Shares held by MTL, DL Capital Holding Limited, Superb Origin International Limited(宏源國際有限公司) or XINGMU Holding Limited and (y) any Ordinary Shares held by the Ordinary Investors.

8.3 Prohibited Transfers Void. Any Transfer of Equity Securities of the Company not made in compliance with this Agreement shall be null and void as against the Company, shall not be recorded in the register of members of the Company and shall not be recognized by the Company or any other Party.

8.4 No Indirect Transfers. Each Principal and each Holding Company agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Equity Securities of the Company indirectly through another Person (including a Holding Company) or by causing or effecting, directly or indirectly, the Transfer or issuance of any Equity Securities by any such Person (including a Holding Company), or otherwise. Each Principal and each Holding Company furthermore agrees that, so long as such Principal is bound by this Agreement, the Transfer, sale or issuance of any Equity Securities of any Holding Company of such Principal without the prior written consent of the Board (including the affirmative vote of all of the Preferred Directors) shall be prohibited, and each such Principal and each such Holding Company agrees not to make, cause or permit any Transfer, sale or issuance of any Equity Securities of such Holding Company without the prior written consent of the Board (including the affirmative vote of all of the Preferred Directors). Any purported Transfer, sale or issuance of any Equity Securities of any Principal or Holding Company in contravention of this Agreement shall be void and ineffective for any and all purposes and shall not confer on any transferee or purported transferee any rights whatsoever, and no Party (including without limitation, any Principal or Holding Company) shall recognize any such Transfer, sale or issuance.

8.5 Performance. Each Principal irrevocably agrees to cause and guarantee the performance by each of such Principal’s Holding Companies of all of their respective covenants and obligations under this Agreement.

8.6 Cumulative Restrictions. For purposes of clarity, the restrictions on Transfer set forth in this Agreement on a Party are cumulative with, and in addition to, the restrictions set forth in each other agreement imposing restrictions on Transfer by such Person of Equity Securities of the Company (collectively, the “Other Restriction Agreements”), including the Memorandum and Articles, and not in lieu thereof.

8.7 Exempt Transaction. Regardless of anything else contained herein, Sections 8 through 13 of this Agreement shall not apply with respect to (a) a Transfer made pursuant to Section 15 of this Agreement or Article 117 of the Memorandum and Articles, and (b) the Exempted Transfers, provided that (i) such Transfer is effected in compliance with all applicable Laws, including without limitation, the SAFE Rules and Regulations, (ii) respecting any Transfer pursuant to clause (b), (c) and (d) above, such Transfer will not result in a change of Control of the Company, and (iii) upon or prior to the completion of such Transfer, the transferee of such Transfer shall have executed a joinder agreement in substantially the form attached hereto as Exhibit A (if applicable).

8.8 Legend. Each existing or replacement certificate for Equity Securities of the Company now owned or hereafter acquired by any Principal or Holding Company and their permitted transferees shall bear the following legend:

“THE SALE, PLEDGE, HYPOTHECATION, ASSIGNMENT OR TRANSFER OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN SHAREHOLDERS AGREEMENT (AS AMENDED FROM TIME TO TIME) BY AND BETWEEN THE SHAREHOLDER, THE COMPANY AND CERTAIN OTHER PARTIES THERETO.”

The Company may annotate its register of members with an appropriate, corresponding legend. At such time as the related Equity Securities are no longer subject to this Agreement, the Company shall, at the request of the holder of such Equity Securities, issue replacement certificates for such Equity Securities without such legend.

In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company acts as transfer agent for its own securities, it may make appropriate notations to the same effect in its own records.

9. Rights of First Refusal.

9.1 Transfer Notice. To the extent the applicable consent of the Board (including the affirmative vote of at least two (2) Preferred Directors or all of the Preferred Directors, as the case may be) is given pursuant to Section 8, if any Principal, Holding Company or any other holder of the Ordinary Shares that is subject to this Agreement (except any Ordinary Shares converted or convertible from the Preferred Shares or any other Ordinary Shares held by any Holder or any Ordinary Investor)(a “Transferor”) proposes to Transfer any Equity Securities of the Company or any interest therein to any Person, then the Transferor shall give the Investors and the Company, written notice of the Transferor’s intention to make the Transfer (the “Transfer Notice”), which shall include (i) a description of the Equity Securities to be transferred (the “Offered Shares”), (ii) the identity and address of the prospective transferee and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Transferor has received a definitive offer from the prospective transferee and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer.

9.2 Option of Investors.

(i) Each Investor shall have an option for a period of fifteen (15) days following receipt of the Transfer Notice (the “Option Period”) to elect to purchase all or any portion of its respective ROFR Pro Rata Share (as defined in Section 9.2(ii) below) of the Offered Shares at the same price and subject to the same terms and conditions as described in the Transfer Notice, by notifying the Transferor in writing before expiration of the Option Period as to the number of such Offered Shares that it wishes to purchase.

(ii) For the purposes of this Section 9.2(ii), an Investor’s “ROFR Pro Rata Share” of the Offered Shares shall be equal to (x) the total number of such Offered Shares, multiplied by (y) a fraction, the numerator of which shall be the aggregate number of Ordinary Shares held by such Investor on the date of the Transfer Notice (including any Preferred Shares held by such Investor on an as-converted to Ordinary Share basis) and the denominator of which shall be the total number of Ordinary Shares held by all Investors on such date (including all Preferred Shares held by such Investors on an as-converted to Ordinary Share basis).

(iii) If any Investor fails to exercise its right to purchase its full ROFR Pro Rata Share of the Offered Shares, the Transferor shall deliver a written notice thereof (the “Second Notice”), within five (5) days after the expiration of the Option Period, to each Investor that elected to purchase its entire ROFR Pro Rata Share of the Offered Shares (an “Exercising Shareholder”). The Exercising Shareholders shall have a right of re-allotment, and may exercise an additional right to purchase such unpurchased Offered Shares by notifying the Transferor in writing within fifteen (15) days after receipt of the Second Notice; provided, however, that if the Exercising Shareholders desire to purchase in aggregate more than the number of such unpurchased Offered Shares, then such unpurchased Offered Shares will be allocated to the extent necessary among the Exercising Shareholders in accordance with their relative ROFR Pro Rata Shares.

(iv) Subject to applicable securities Laws, each Investor shall be entitled to apportion Offered Shares to be purchased among its Affiliates, provided that such Investor notifies the Transferor in writing and such Affiliates shall execute and deliver such documents and take such other actions as may be necessary for such Affiliates to join in and be bound by the terms of this Agreement as an “Investor” (if not already a Party hereto) upon and after such Transfer.

9.3 Procedure. If any Investor gives the Transferor notice that it desires to purchase Offered Shares, and, as the case may be, any re-allotment, then payment for the Offered Shares to be purchased shall be made by check (if agreeable to the Transferor), or by wire transfer in immediately available funds of the appropriate currency, against delivery of such Offered Shares to be purchased, at a place agreed to by the Transferor and all the Exercising Shareholders and at the time of the scheduled closing therefor, but if they cannot agree, then at the principal executive offices of the Company on the 45th day after the Company’s receipt of the Transfer Notice, unless such notice contemplated a later closing date with the prospective transferee or unless the value of the purchase price has not yet been established pursuant to Section 9.4, in which case the closing shall be on such later date or as provided in Section 9.4(iv). The Company shall update its register of members upon the consummation of any such Transfer.

9.4 Valuation of Property.

(i) Should the purchase price specified in the Transfer Notice be payable in property other than cash or evidences of indebtedness, the Exercising Shareholders shall have the right to pay the purchase price in the form of cash equal in amount to the fair market value of such property.

(ii) If the Transferor and the Exercising Shareholders cannot agree on such cash value within the Option Period, the valuation shall be made by an appraiser of internationally recognized standing jointly selected by agreement of such groups or, if they cannot agree on an appraiser within the Option Period, each such group shall select an appraiser of internationally recognized standing and such appraisers shall designate another appraiser of internationally recognized standing, whose appraisal shall be determinative of such value and shall be final and binding on the Transferor and the Exercising Shareholders.

(iii) The cost of such appraisal shall be shared equally by the Transferor, on the one hand, and the Exercising Shareholders pro rata based on the number of Offered Shares such Exercising Shareholder is purchasing, on the other hand.

(iv) If the value of the purchase price offered by the prospective transferee is not determined within 45 days following the Company’s receipt of the Transfer Notice from the Transferor, the closing of the purchase of Offered Shares by the Exercising Shareholders shall be held on or prior to the fifth (5th) Business Day after such valuation shall have been made pursuant to this Section 9.4(iv).

10. Right of Co-Sale.

10.1 To the extent the Investors do not exercise their respective rights of first refusal as to all the Offered Shares proposed to be sold by the Transferor to the transferee identified in the Transfer Notice, the Transferor shall promptly give written notice (the “Co-Sale Notice”) thereof to each Investor not exercising its right of first refusal pursuant to Section 9 (specifying in such Co-Sale Notice the number of the remaining Offered Shares as well as the number of Shares that such Investor may participate in such sale). Each Investor not exercising its right of first refusal pursuant to Section 9 shall have the right to participate in such sale to the transferee identified in the Transfer Notice of the remaining Offered Shares not purchased pursuant to Section 9, on the same terms and conditions as specified in the Transfer Notice (but in no event less favorable than the terms and conditions offered to the Transferor) (and for the same consideration on an as converted to Ordinary Share basis) by notifying the Transferor in writing within ten (10) days following the date of the Co-Sale Notice (each such electing Investor, also a “Selling Shareholder”), provided however that, to the extent the applicable consent of the Board (including the affirmative vote of at least two (2) Preferred Directors) is given pursuant to Section 8, this Section 10 shall not apply to the Approved Transfer. Such Selling Shareholder’s notice to the Transferor shall indicate the number of Equity Securities the Selling Shareholder wishes to sell under its right to participate. To the extent one or more Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Offered Shares that the Transferor may sell in the Transfer to the prospective transferee identified in the Transfer Notice shall be correspondingly reduced.

10.2 The total number of Equity Securities that each Selling Shareholder may elect to sell shall be equal to the product of (i) the aggregate number of the remaining Offered Shares being transferred to the prospective transferee identified in the Transfer Notice after giving effect to the exercise of all rights of first refusal pursuant to Section 9 hereof, multiplied by (ii) a fraction, the numerator of which is the number of Ordinary Shares (including Preferred Shares on an as-converted to Ordinary Share basis) owned by such Selling Shareholder on the date of the Transfer Notice and the denominator of which is the total number of Ordinary Shares (including Preferred Shares on an as-converted to Ordinary Share basis) owned by the Transferor and all Selling Shareholders on the date of the Transfer Notice; provided, however, that, if the Transfer of the Offered Shares by the Transferor will result in a change of Control of the Company, each Selling Shareholder shall be entitled to sell all its Shares (no more than the maximum number of Offered Shares identified in the Transfer Notice) to the prospective purchaser, and the number of Offered Shares that the Transferor may sell based on the Transfer Notice shall be correspondingly reduced.

10.3 Each Selling Shareholder shall effect its participation in the sale by promptly delivering to the Transferor for transfer to the prospective purchaser, before the applicable closing, one or more certificates, properly endorsed for transfer, which represent the type and number of Equity Securities which such Selling Shareholder elects to sell; provided that if the prospective purchaser objects to the delivery of Ordinary Share Equivalents in lieu of Ordinary Shares, such Selling Shareholder shall only deliver Ordinary Shares (and therefore shall convert any such Ordinary Share Equivalents into Ordinary Shares) and certificates corresponding to such Ordinary Shares, and the Company shall effect any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

10.4 The share certificate or certificates that a Selling Shareholder delivers to the Transferor pursuant to this Section 10 shall be transferred to the prospective purchaser in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Transfer Notice, and the Transferor shall concurrently therewith remit to such Selling Shareholder that portion of the sale proceeds to which the Selling Shareholder is entitled by reason of its participation in such sale. The Company shall update its register of members upon the consummation of any such Transfer.

10.5 To the extent that any prospective purchaser prohibits the participation by a Selling Shareholder exercising its co-sale rights hereunder in a proposed Transfer or otherwise refuses to purchase shares or other securities from a Selling Shareholder exercising its co-sale rights hereunder, the Transferor shall not sell to such prospective purchaser any Equity Securities unless and until, simultaneously with such sale, the Transferor shall purchase from such Selling Shareholder such shares or other securities that such Selling Shareholder would otherwise be entitled to sell to the prospective purchaser pursuant to its co-sale rights for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice. Each Selling Shareholder shall not be required to give any representations or warranties with respect to such proposed Transfer or with respect to the Company, except for the ownership and title of such Selling Shareholder’s Equity Securities co-sold in such proposed Transfer.

11. Non-Exercise of Rights of First Refusal and Co-Sale.

11.1 If the Investors do not elect to purchase all of the Offered Shares in accordance with Section 9, then, subject to the right of the Investors to exercise their rights to participate in the sale of Offered Shares within the time periods specified in Section 10, the Transferor shall have a period of thirty (30) days from the expiration of the Option Period in which to sell the remaining Offered Shares that have not been taken up under Section 9 and Section 10, to the transferee identified in the Transfer Notice upon terms and conditions (including the purchase price) no more favorable to the purchaser than those specified in the Transfer Notice, so long as any such sale is effected in accordance with all applicable Laws. The Parties agree that each such transferee, prior to and as a condition to the consummation of any sale, shall execute and deliver to the Parties documents and other instruments assuming the obligations of such Transferor under this Agreement and Memorandum and Articles, and the transfer shall not be effective and shall not be recognized by any Party until such documents and instruments are so executed and delivered.

11.2 In the event the Transferor does not consummate the sale of such Offered Shares to the transferee identified in the Transfer Notice within such thirty (30) day period, the rights of the Investors under Section 9 and Section 10, respectively, shall be re-invoked and shall be applicable to each subsequent disposition of such Offered Shares by the Transferor until such rights lapse in accordance with the terms of this Agreement.

11.3 The exercise or non-exercise of the rights of the Investors under Section 9 and Section 10 to purchase Equity Securities from a Transferor or participate in the sale of Equity Securities by a Transferor (as the case may be) shall not adversely affect their rights to make subsequent purchases from the Transferor of Equity Securities or subsequently participate in sales of Equity Securities by the Transferor hereunder.

12. Limitations to Rights of First Refusal and Co-Sale.

12.1 Subject to the requirements of applicable Law, the restrictions under Section 8 and the right of first refusal and right of co-sale under Section 9 and Section 10 shall not apply to (a) any repurchase by the Company of any Equity Securities of the Company now or hereafter held by a Principal or Holding Company in accordance with the related Principal’s agreement with the Company (if any) that is approved by the Majority Preferred Holders, (b) any sale of Equity Securities of the Company to the public pursuant to a Qualified IPO, (c) Transfer of any Equity Securities of the Company now or hereafter held by a Principal or his respective Holding Companies to such Principal’s parents, children, spouse, or to a trustee, executor, or other fiduciary for the benefit of such Principal or such Principal’s parents, children, spouse for bona fide estate planning purposes (each such transferee pursuant to this clause (c), a “Permitted Transferee”, and collectively, the “Permitted Transferees”), and (d) the Exempted Transfers; provided, that (i) such Transfer is effected in compliance with all applicable Laws, including without limitation, the SAFE Rules and Regulations, (ii) respecting any Transfer pursuant to clause (c) above, the Principal has provided the Majority Preferred Holders reasonable evidence of the bona fide estate planning purposes for such Transfer and reasonable evidence of the satisfaction of all applicable filings or registrations required by SAFE under the SAFE Rules and Regulations, (iii) such Transfer will not result in a change of Control of the Company, and (iv) each such Permitted Transferee, prior to the completion of the Transfer, shall have executed a joinder agreement in substantially the form attached hereto as Exhibit A assuming the obligations of such Principal or Holding Company under this Agreement and the applicable Other Restriction Agreements as a Principal or Holding Company, with respect to the transferred Equity Securities; provided further, that the Transferor shall remain liable for any breach by the Permitted Transferee under clause (c) above of any provision under this Agreement and the applicable Other Restriction Agreements.

13. Prohibited Transfers.

13.1 In the event the Transferor should sell any Equity Securities in contravention of the co-sale rights of the Investors under Section 10 (a “Prohibited Transfer”), each Investor, in addition to such other remedies as may be available at Law, in equity or hereunder, shall have the put option provided below, and such Transferor shall be bound by the applicable provisions of such option.

(i) Put Option. In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Transferor the type and number of Equity Securities equal to the number of Equity Securities such Investor would have been entitled to Transfer to the prospective purchaser under Section 10 hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions.

(a) The price per share at which the Shares are to be sold to the Transferor shall be equal to the price per Share that would have been paid by the prospective purchaser to such Investor and the Transferor in the Prohibited Transfer. The Transferor shall also reimburse each Investor for any and all reasonable and documented fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s rights under Sections 8 through 12.

(b) Within ninety (90) days after the later of the dates on which an Investor (x) received notice of the Prohibited Transfer or (y) otherwise becomes aware of the Prohibited Transfer, such Investor shall, if exercising the option created hereby, deliver to the Transferor an instrument of transfer and either the certificate or certificates representing shares to be sold under this Section 13 by such Investor, each certificate to be properly endorsed for Transfer, or an affidavit of lost certificate. The Transferor shall, upon receipt of the foregoing, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, in cash by wire transfer of immediately available funds or by other means acceptable to such Investor. The Company shall concurrently therewith record such Transfer on its books and update its register of members and will promptly thereafter and in any event within five (5) days reissue certificates, as applicable, to the Transferor and such Investor reflecting the new securities held by them giving effect to such Transfer.

(ii) Voidability of Prohibited Transfer. Notwithstanding anything to the contrary contained herein and the rights afforded to the Investors in this Section 13, any attempt by a Transferor to transfer Equity Securities in violation of any of Sections 8, 9, 10, 11 and 12 shall be void, and the Company agrees it will not effect such Transfer nor will it treat any alleged transferee as the holder of such Shares without the written consent of the Majority Preferred Holders.

14. Lock-Up. In addition to but not in lieu of any other transfer restriction contained herein, each Principal and each Holding Company agrees that such Person will not during the period commencing on the date of the final prospectus relating to the first underwritten registered public offering of the Ordinary Shares and ending on the date specified by the Company and the managing underwriter (i) lend, offer, pledge, hypothecate, hedge, sell, make any short sale of, loan, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Equity Securities of the Company or any Holding Company (other than those included in such offering) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Equity Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Securities of the Company or other securities, in cash or otherwise. The underwriters in connection with such public offering are intended third party beneficiaries of this Section 14 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Principal and Holding Company agrees to execute and deliver to the underwriters a lock-up agreement containing substantially similar terms and conditions as those contained herein.

15. Drag-Along Rights.

15.1 Drag-Along Obligations. At any time from and after the fifth (5th) anniversary of the Closing Date, if the Majority Preferred Holders (the “Drag Holders”) propose to Transfer all of the Equity Securities of the Company held by them, whether or not structured as a Share Sale or as a Deemed Liquidation Event, merger, consolidation, reorganization, asset sale or sale of control of the Company or otherwise (the “Drag-Along Sale”), to any Person (the “Offeror”), and such proposed Drag-Along Sale implies a valuation of the Group Companies of no less than US$1.2 billion, the Drag Holders may, at their option, by delivery of a written notice (the “Drag-Along Notice”), require the Shareholders including Principals and Holding Companies (the “Dragged Holders”) to, and whereupon each Dragged Holder shall:

(i) sell, at the same time as the Drag Holders sell to the Offeror, in the Drag-Along Sale, all of its Equity Securities of the Company or the same percentage of its Equity Securities of the Company as the Drag Holders sell, upon substantially the same terms and conditions as were agreed to by the Drag Holders; provided, however, that such terms and conditions, including with respect to price paid or received per Equity Security of the Company, may differ as between different classes of Equity Securities of the Company in accordance with their relative liquidation preferences as set forth in Article 8.2 of the Memorandum and Articles and provided further that some Shareholders may be given the right or opportunity to exchange or roll a portion of their Equity Securities of the Company for Equity Securities of the acquirer or an Affiliate thereof in the Drag-Along Sale but in such event there shall be no obligation to afford such right or opportunity to all of the Shareholders;

(ii) vote all of its Equity Securities of the Company (a) in favor of such Drag-Along Sale, (b) against any other consolidation, recapitalization, amalgamation, merger, sale of securities, sale of assets, business combination, or transaction that would interfere with, delay, restrict, or otherwise adversely affect such Drag-Along Sale, and (c) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Drag-Along Sale or that could result in any of the conditions to the closing obligations under such agreement(s) not being fulfilled, and, in connection therewith, to be present (in person or by proxy) at all relevant meetings of the Shareholders (or adjournments thereof) or to approve and execute all relevant written consents in lieu of a meeting;

(iii) not exercise any dissenters’ or appraisal rights under applicable Law with respect to such Drag-Along Sale;

(iv) take all necessary actions in connection with the consummation of such Drag-Along Sale as reasonably requested by the Drag Holders, including but not limited to the execution and delivery of any share transfer or other agreements prepared in connection with such Drag-Along Sale, and the delivery, at the closing of such Drag-Along Sale involving a sale of Shares, of all certificates representing Shares held or controlled by such holder, duly endorsed for Transfer or accompanied by a duly executed share transfer form, or affidavits and indemnity undertakings with respect to lost certificates; and

(v) restructure such Drag-Along Sale, as and if reasonably requested by the Drag Holders, as a merger, consolidation, restructuring or similar transaction, or a sale of all or substantially all of the assets of the Company, or otherwise.

In any such Drag-Along Sale, (i) each such Dragged Holder shall make representations and warranties regarding such holder’s title to and ownership of the Shares, due authorization, enforceability, no violation or breach of or default under (with or without the giving of notice or the lapse of time or both) any law or regulation applicable to such Dragged Holders or any material contract to which such Dragged Holder is a party or by which it is bound, obtaining all requisite Consents in connection with the Drag-Along Sale, to the extent that such Consents can be obtained without incurring significant expenses, (ii) each such Dragged Holder shall bear a proportionate share (based upon the relative proceeds received in such transaction) of the Drag Holders’ reasonable and documented fees and expenses incurred in the transaction, including, without limitation, legal, accounting and investment banking fees and expenses, and (iii) each such Dragged Holder shall severally, not jointly, join on a pro rata basis (based upon the relative proceeds received in such transaction) in any indemnification obligations that are part of the terms and conditions of such Drag-Along Sale (other than those that relate specifically to a particular holder, such as indemnification with respect to representations and warranties given by such holder regarding such holder’s title to and ownership of the Shares, due authorization, enforceability, and no conflicts, which shall instead be given solely by such holder).

15.2 Other Provisions. In the event that any such holder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such holder hereby grants an irrevocable power of attorney and proxy to any Director approving the Drag-Along Sale to take all necessary actions and execute and deliver all documents deemed by such Director to be reasonably necessary to effectuate the terms hereof. None of the transfer restrictions set forth in this Agreement or in the Other Restriction Agreements shall apply in connection with a Drag-Along Sale, notwithstanding anything contained to the contrary herein and therein.

16. Information and Inspection Rights.

16.1 Delivery of Financial Statements and Other Information. The Group Companies shall deliver to each Holder the following documents or reports:

(i) within sixty (60) days after the end of each fiscal year of the Company, an unaudited consolidated income statement and statement of cash flows for the Company for such fiscal year and an unaudited consolidated balance sheet for the Company as of the end of the fiscal year, and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period and certified by the chief financial officer of the Company;

(ii) within one hundred and twenty (120) days after the end of each fiscal year of the Company, a consolidated income statement and statement of cash flows for the Company for such fiscal year and a consolidated balance sheet for the Company as of the end of the fiscal year, audited and certified by an internationally reputable firm of independent certified public accountants acceptable to the Board (including the consent of at least two of the Preferred Directors, one of whom shall be the Series A Director), and a management report including a comparison of the financial results of such fiscal year with the corresponding annual budget, all prepared in English and in accordance with the Accounting Standards consistently applied throughout the period;

(iii) within forty-five (45) days of the end of each of the first three fiscal quarters, an unaudited consolidated income statement and statement of cash flows for such quarter and an unaudited consolidated balance sheet for the Company as of the end of such quarter, and a comparison of the financial results of such quarter with the corresponding quarterly budget, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(iv) within twenty-one (21) days of the end of each month, an unaudited consolidated income statement and statement of cash flows for such month and an unaudited consolidated balance sheet for the Company as of the end of such month, and a comparison of the financial results of such month with the corresponding monthly budget, all prepared in accordance with the Accounting Standards consistently applied throughout the period (except for customary year-end adjustments and except for the absence of notes), and certified by the chief financial officer of the Company;

(v) an annual consolidated budget and strategic plan within sixty (60) days prior to the end of each fiscal year, setting forth: the projected detailed budgets, balance sheets, income statements and statements of cash flows on a month-to-month basis for the upcoming fiscal year of each Group Company; any dividend or distribution projected to be declared or paid; the projected incurrence, assumption or refinancing of Indebtedness; and all other material matters relating to the operation, development and business of the Group Companies;

(vi) immediately following the end of each fiscal quarter, an updated capitalization table of the Company as of the end of such fiscal quarter, and certified by the chief executive officer of the Company;

(vii) copies of all documents or other information sent to all other shareholders and any reports publicly filed by the Company with any relevant securities exchange, regulatory authority or governmental agency, no later than five (5) days after such documents or information are filed by the Company; and

(viii) as soon as practicable, any other information reasonably requested by any such Holder, including but not limited to, information on the financial, legal, business operation, business strategy, and corporate governance aspects of the Group.

16.2 Inspection Rights. The Group Companies and the Principals covenant and agree that each Holder shall have the right, at its own expenses, to reasonably inspect facilities, properties, records and books of each Group Company at any time during regular working hours on reasonable prior notice to such Group Company and the right to discuss the business, operation and conditions of a Group Company with any Group Company’s directors, officers, employees, accounts, legal counsels and investment bankers.

17.	Election of Directors.

17.1 Board of Directors and Chief Executive Officer.

(i) The Company shall have and the Parties hereto agree to cause the Company to have a Board with the composition of the Board determined as follows:

(a) MTL (for so long as it continues to hold any Ordinary Shares) shall have the right to designate, appoint, remove, replace and reappoint five (5) Directors on the Board;

(b) for so long as the Series A Holders collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), the Majority Series A Holders shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that GS (for so long as GS or any of its Affiliates holds more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board;

(c) for so long as the Series B Holders collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), the Majority Series B Holders shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that CW (for so long as CW or any of its Affiliates holds more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board;

(d) for so long as the Series C+ Holders collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis and assuming the Series C+ Warrant have been fully exercised), the Majority Series C+ Holders shall have right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that CMB (for so long as CMB or any of its Affiliates holds more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board;

(e) for so long as the Series D Holders collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), the Majority Series D Holders shall have right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that ADV (for so long as ADV and/or any of its Affiliates collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board; and

(f) for so long as the Series E Holders collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), the Majority Series E Holders shall have right to designate, appoint, remove, replace and reappoint one (1) Director on the Board, provided that RAUMIER LIMITED (for so long as RAUMIER LIMITED and/or any of its Affiliates collectively hold more than five percent (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be exclusively entitled to designate, appoint, remove, replace and reappoint at any time or from time to time one (1) Director on the Board.

For the avoidance of doubt, if any of the Series A Holders, Series B Holders, Series C+ Holders, Series D Holders or Series E Holders hold less than (5%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis), then the respective groups of Members’ right to designate, appoint, remove, replace and reappoint one (1) Director on the Board as mentioned in this Article 62.1 shall forthwith cease, and the office of any Director appointed by such group of Members shall be vacated forthwith without further action on the part of the Company.

Each Director appointed by MTL pursuant to this Section 17.1(i) is referred to as an “Ordinary Director”, and collectively, the “Ordinary Directors”. The Director appointed by the Majority Series A Holders pursuant to this Section 17.1(i) is referred to as a “Series A Director”. The Director appointed by the Majority Series B Holders pursuant to this Section 17.1(i) is referred to as the “Series B Director”. The Director appointed by the Majority Series C+ Holders pursuant to this Section 17.1(i) is referred to as the “Series C+ Director”. The Director appointed by the Majority Series D Holders pursuant to this Section 17.1(i) is referred to as the “Series D Director”. The Director appointed by the Majority Series E Holders pursuant to this Section 17.1(i) is referred to as the “Series E Director”. A majority of the Ordinary Directors shall have right to nominate the chief executive officer, the chief financial officer, the chief operating officer, the chief technology officer and the president of the Company, provided that the appointment or removal of, and approval of the remuneration package for, such chief executive officer, chief financial officer, chief operating officer, chief technology officer and president shall be subject to approval of the Board (including the affirmative vote of at least two of the Preferred Directors) pursuant to Section 18.2. The chief executive officer of the Company shall initially be Mr. Liang Hao.

(ii) Unless otherwise contemplated by the Purchase Agreement or agreed or ratified by the Board (including the consent of at least two Preferred Directors), the HK Companies shall, and the Parties hereto shall cause the HK Companies to have, (a) a board of directors or similar governing body (the “Subsidiary Board”), (b) the authorized size of each Subsidiary Board at all times be the same authorized size as the Board, (c) the chief executive officer of the Company as the chairman of each Subsidiary Board, and (d) the composition of each Subsidiary Board consist of the same persons as directors as those then on the Board.

17.2 Voting Agreements

(i) With respect to each election of Directors of the Board, each holder of voting securities of the Company shall vote at each meeting of Shareholders, or in lieu of any such meeting shall give such holder’s written consent with respect to, as the case may be, all of such holder’s voting securities of the Company as may be necessary (i) to keep the authorized size of the Board at ten (10) Directors, (ii) to cause the election or re-election as members of the Board, and during such period to continue in office, each of the individuals designated pursuant to Section 17.1, and (iii) against any nominees not designated pursuant to Section 17.1.

(ii) Any Director designated pursuant to Section 17.1 may be removed from the Board, either for or without cause, only upon the vote or written consent of the Person or group of Persons then entitled to designate such Director pursuant to Section 17.1, and the Parties agree not to seek, vote for or otherwise effect the removal of any such Director without such vote or written consent. Any Person or group of Persons then entitled to designate any individual to be elected as a Director shall have the exclusive right at any time or from time to time to remove any such Director occupying such position and to fill any vacancy caused by the death, disability, retirement, resignation or removal of any Director occupying such position or any other vacancy therein, and each other Party agrees to cooperate with such Person or group of Persons in connection with the exercise of such right. Each holder of voting securities of the Company agrees to always vote such holder’s respective voting securities of the Company at a meeting of the Shareholders (and given written consents in lieu thereof) in support of the foregoing.

(iii) The Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the election or appointment to each Subsidiary Board of each director designated to serve on the Board pursuant to Section 17.1. Upon a removal or replacement of such director from the Board in accordance with Section 17.2(ii), the Company agrees to take such action, and each other Party hereto agrees to take such action, as is necessary to cause the removal of such director from each Subsidiary Board.

17.3 Quorum. The Board and each Subsidiary Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board and each Subsidiary Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other equipment which allows all participants in the meeting to speak to and hear each other simultaneously) a majority of all Directors of such Group Company then in office, provided that such majority includes at least all of the Preferred Directors and three Ordinary Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board and each Subsidiary Board. If a quorum is not present at any meeting of the Board or any Subsidiary Board, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the board meeting has been duly delivered to all Directors prior to the scheduled meeting, and the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of any Preferred Director or any Ordinary Director, the meeting shall be adjourned to the fifth (5th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice duly delivered to all Directors no less than three (3) Business Days prior to the adjourned meeting and, if at the adjourned meeting, the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of any Preferred Director or any Ordinary Director, then the presence of a majority of the number of the Directors in office elected in accordance with Section 17.1 shall be necessary and sufficient to constitute a quorum for the transaction of business at such adjourned meeting.

17.4 Observers. Each of CW (for so long as CW or any of its Affiliates holds any Shares), GS (for so long as GS or any of its Affiliates holds any Shares), JAFCO (for so long as JAFCO or any of its Affiliates holds more than two percent (2%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) and KIP (for so long as KIP or any of its Affiliates holds more than two percent (2%) of the voting power of the outstanding Shares (on a fully-diluted and as-converted basis)) shall be entitled to appoint one observer (each, an “Observer”) to attend all meetings of the Board and all subcommittees of the Board, in a nonvoting observer capacity and the Company shall give each Observer copies of all notices, minutes, consents, and other materials that the Company provides to the Company’s Directors at the same time and in the same manner as provided to such directors. Each Observer shall be entitled to be reimbursed for all reasonable and documented out-of-pocket expenses incurred in connection with attending board or committee meetings.

17.5 Expenses. The Company will promptly pay or reimburse each non-employee Board member and each non-employee Subsidiary Board member for all reasonable and documented out-of-pocket expenses incurred in connection with attending board or committee meetings and otherwise performing their duties as directors and committee members.

17.6 Alternates. Subject to applicable Law, each Director shall be entitled to appoint an alternate to serve at any Board meeting, and such alternate shall be permitted to attend all Board meetings and vote on behalf of the Director for whom she or he is serving as an alternate. If a Preferred Director decides that he/she cannot attend a Board meeting (either personally or through an alternate) after receiving the notice of the Board meeting duly delivered in accordance with the Memorandum and Articles, he/she may propose an alternative date for the meeting and the Company shall make best efforts to accommodate such date change.

17.7 Establishment of Committees. As reasonably practicable as possible following the Effective Date, the Company shall establish and maintain (i) a Compensation Committee, (ii) an Audit Committee, and (iii) a Nomination Committee, and each of such committees shall include all of the Preferred Directors. The Compensation Committee shall propose the terms of the Company’s share incentive plans, and all grants of awards thereunder (including the ESOP), to the Board for approval and adoption by the Board and the Shareholders, shall have the power and authority to (a) administer the Company’s share incentive plans (including the ESOP) and to grant options thereunder, and (b) approve all management compensation levels and arrangements, and shall have such other powers and authorities as the Board shall delegate to it. The Audit Committee shall select the Auditors of the Company and approve the scope of the Company’s annual audit, and shall have such other powers and authorities as the Board shall delegate to it. The Nomination Committee shall determine candidates and make recommendations to the Board on the selection and appointment of executive officers of the Group Companies, and shall have such other powers and authorities as the Board shall delegate to it.

17.8 D&O Insurance and Indemnification Agreements. The Company shall maintain directors’ and officers’ insurance on commercially reasonable and customary terms approved by the Board (including the consent of at least two of the Preferred Directors), in relation to any person who is or was a Preferred Director. To the maximum extent permitted by the Law of the jurisdiction in which the Company is incorporated, the Company shall indemnify and hold harmless each of its Directors and shall comply with the terms of the Indemnification Agreements, and at the request of any Director who is not a party to an Indemnification Agreement, shall enter into an indemnification agreement with such director in similar form to the Indemnification Agreements.

18. Protective Provisions.

18.1 Approval by Majority Preferred Holders.

(a) Regardless of anything else contained herein or in the Charter Documents of any Group Company, in respect of any of the following:

(i) any adverse amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of any series or class of Preferred Shares;

(ii) any action that reclassifies any outstanding Shares into shares having rights, preferences, privileges or powers senior to or on a parity with any series or class of Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise; and

(iii) any amendment or modification to or waiver by the Company under the Memorandum and Articles that results in any changes to the rights or privileges of any series or class of Preferred Shares;

unless the approval of the holders of more than fifty percent (50%) of voting power of such series or class of Preferred Shares has been obtained in advance, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the above, and each Principal and Holding Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the above, and each Principal, Holding Company and Group Company shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the above, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, provided that for the purpose of this Section 18.1(a), Series D Holders, Series D-1 Holders, Series D-2 Holders and Series D-3 Holders shall vote together as a single class and on an as converted basis.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the applicable laws, and if the Shareholders vote in favor of such act but the approval of such holders of such series or class of Preferred Shares has not yet been obtained, then such holders of such series or class of Preferred Shares shall, in such vote, have the voting rights equal to the aggregate voting power of all the Shareholders who vote in favor of the resolution plus one.

(b) Regardless of anything else contained herein or in the Charter Documents of any Group Company, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Principal and Holding Company shall procure the Company not to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, and each Principal, Holding Company and Group Company shall not permit any relevant Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved in writing by MTL and the Majority Preferred Holders in advance:

(i) any action that creates, authorizes or issues (A) any class or series of Equity Securities having rights, preferences, privileges or powers superior to or on a parity with any Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption, or otherwise, or any Equity Securities convertible into, exchangeable for, or exercisable into any Equity Securities having rights, preferences, privileges or powers superior to or on a parity with any Preferred Shares, whether as to liquidation, conversion, dividend, voting, redemption or otherwise, (B) any additional Preferred Shares, (C) any other Equity Securities of the Company except for the Conversion Shares, or (D) any Equity Securities of any other Group Company, other than the issuance of Shares pursuant to the Series C+ Options (if applicable), the Series C+ Warrant, the Series D-3 Warrant B, the PICC Convertible Promissory Note, the KIP Side Letter and the China Equities Warrant;

(ii) any repurchase, redemption or retirements of any Equity Security of any Group Company other than (A) the repurchase or redemption of Ordinary Shares by the Company at the lower of fair market value or the original purchase price from terminated employees, officers or consultants in accordance with the ESOP, or pursuant to the exercise of a contractual right of first refusal held by the Company, if any, and (B) the repurchase or redemption of the Shares held by the Investors pursuant to the Memorandum and Articles (including in connection with the conversion of the Preferred Shares into Ordinary Shares) (collectively, the “Redemption Exception”);

(iii) any action that increases, reduces or cancels the authorized or issued share capital of the Company and/or other Group Company other than (A) under the Redemption Exception, (B) pursuant to the Series C+ Options (if applicable) or the Series C+ Warrant, (C) pursuant to the Series D-3 Warrant B, (D) pursuant to the PICC Convertible Promissory Note (E) pursuant to the KIP Side Letter or (F) pursuant to the China Equities Warrant;

(iv) any increase or decrease in the authorized number of Preferred Shares, Ordinary Shares or any series thereof other than under the Redemption Exception;

(v) any amendment or modification to or waiver by the Company under the Memorandum and Articles, other than such amendments or modifications provided in Section 18.1(a)(iii);

(vi) any entering into, restatement, termination of, amendment to or waiver of rights under agreements between either the Domestic Company or another PRC entity and the WFOE or another PRC Subsidiary of the Company (including without limitation the Control Documents) that provide contractual control to such PRC Subsidiary of the Company over the Domestic Company or such other PRC entity and therefore allow the Company to consolidate the financial statements of the Domestic Company or such other PRC entity with those of the Company for financial reporting purposes;

(vii) any material change to the business scope, or nature of business of any Group Company;

(viii) any significant investment in, or divestiture or sale by any Group Company of any interest in another Person which is not already included in the annual budget of such Group Company and in excess of US$2,000,000, except for any investment not exceeding US$5,000,000 to funds focusing on investment in the pets business;

(ix) any change of the size or composition of the board of directors of any Group Company other than changes pursuant to and in compliance with Section 17 hereof;

(x) any declaration, set aside or payment of a dividend or other distribution by any Group Company by way of dividend, (interim and final) capitalization of reserves or otherwise except for any distribution or dividend with respect to which the sole recipient of any proceeds therefrom is the Company or any wholly-owned subsidiary of the Company, or the adoption of, or any change to, the dividend policy, profit sharing scheme of any Group Company;

(xi) the commencement of or consent to any proceeding seeking (i) to adjudicate it as bankrupt or insolvent, (ii) liquidation, winding up, dissolution, reorganization, or arrangement of any of the Group Companies under any Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or (iii) the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property;

(xii) any Deemed Liquidation Event or any Share Sale other than in any case any Drag-Along Sale;

(xiii) any authorization, creation, sale or issuance of debt securities by the Company or any other Group Company (other than entering into equipment leases and bank lines of credit) unless such debt security has received the prior approval of the Board of Directors (including the approval of all Preferred Directors);

(xiv) any public offering of any Equity Securities of any Group Company (including the determination of the time, valuation, stock exchange, the underwriters therefor);

(xv) any increase in the amount of the shares reserved for the ESOP; and

(xvi) any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the above actions.

Notwithstanding anything to the contrary contained herein, where any act listed above requires the approval of the Shareholders in accordance with the applicable Laws, and if the Shareholders vote in favor of such act but the approval of the Majority Preferred Holders has not yet been obtained, then the Majority Preferred Holders shall, in such vote, have the voting rights equal to the aggregate voting power of all the Shareholders who vote in favor of the resolution plus one.

18.2 Board Approvals. Regardless of anything else contained herein or in the Charter Documents of any Group Company, the Company shall not take, permit to occur, approve, authorize, or agree or commit to do any of the following, and the Holding Companies shall not permit the Company to, take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether in a single transaction or a series of related transactions, and the Holding Companies as well relevant Group Company (as applicable) shall not permit any other Group Company to take, permit to occur, approve, authorize, or agree or commit to do any of the following, whether directly or indirectly, and whether or not by amendment, merger, consolidation, scheme of arrangement, amalgamation, or otherwise, unless approved by the board of directors of such Group Company (so long as such approval includes the approval of at least three Ordinary Directors and two Preferred Directors, provided that for items listed under 18.2(iii) and (v) below, such approval must include the approval of the Series A Director):

(i) any amendment or modification to or waiver by any of the Company’s Subsidiaries under any of the Charter Documents of any of the Company’s Subsidiaries;

(ii) the entering into of new lines of business, or cessation of any business line (or any material part thereof) of any Group Company;

(iii) the approval of, or any material deviation from or significant amendment of, the annual budget of any Group Company;

(iv) any adoption of or significant change to, a significant tax or accounting practice or policy or any internal financial controls and authorization policies, or the making of any significant tax or accounting election;

(v) (A) the appointment of the Auditor for the Company or the auditor for any other Group Company, except the appointment of such Auditor or auditor that is a Big Four international accounting firm, or (B) the removal of the Auditor for the Company or the auditor for any other Group Company that is a Big Four international accounting firm, except that the successive Auditor or auditor is also a Big Four international accounting firm;

(vi) the change of the term of the fiscal year for any Group Company;

(vii) the adoption of, material amendment to or termination of the ESOP or any other equity incentive, purchase or participation plan, or profit sharing scheme for the benefit of any employees, officers, directors, contractors, advisors or consultants of any of the Group Companies;

(viii) any transaction (including but not limited to the approval, termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions) with any Related Party, except (A) transactions resulting in payments to or by the Group Companies in an amount less than RMB2,000,000 per year, or (B) transactions made in the ordinary course of business and pursuant to reasonable requirements of the Group Companies’ business and upon fair and reasonable terms that are approved by the Board of Directors;

(ix) any investment made by any Group Company other than investments in prime commercial paper, money market funds, or certificates of deposit issued by any international bank or financial institution with a net worth in excess of US$100 million or marketable debt securities issued by or unconditionally guaranteed by the government of the United States of America or other sovereignty government, in each case having a maturity not in excess of two years;

(x) any transaction (including but not limited to the approval, termination, extension, continuation after expiry, renewal, amendment, variation or waiver of any term under agreement with respect to any transaction or series of transactions), that is not already in the annual budget for such fiscal year, in excess of US$1,000,000 in respect of one transaction or US$2,000,000 in related transactions;

(xi) incurrence by the Group Companies of Indebtedness in excess of US$2,000,000 in the aggregate during any fiscal year that is not already in the annual budget for such fiscal year (other than trade credit obtained from banks or other financial institutions incurred in the ordinary course of business not exceeding US$2,000,000 in any fiscal year of the Group Company); guarantees of any Indebtedness except for trade accounts of any Group Company arising in the ordinary course of business or for other Group Companies;

(xii) any sale, transfer, lease, pledge or other disposal of, or the incurrence of any Lien on, or any acquisition, by the Group Companies of any assets and/or businesses which is not already included in the annual budget and in excess of US$1,000,000 in any single transaction and US$2,000,000 in the aggregate during any fiscal year;

(xiii) any purchase, sale, transfer, lease, license, pledge or other disposal of, or the incurrence of any Lien on, or any acquisition, by the Group Companies of technology or Intellectual Property rights except any such transaction in the ordinary course of business;

(xiv) make any loan or advance to any subsidiary or other corporation, partnership, other entity or Person unless it is wholly owned or controlled by the Company;

(xv) any loan or advance to any Person in an amount in excess of RMB500,000 in the aggregate per year for one Person, or in an aggregate amount in excess of RMB2,000,000 for several Persons per year, including, any employee or director, except for the advances and similar expenditures incurred in the ordinary course of business of any Group Company or under the terms of the ESOP approved by the Board of Directors pursuant to this Section 18;

(xvi) the incurrence of any capital expenditure in excess of US$1,000,000 in respect of one transaction or US$2,000,000 in related transactions unless such capital expenditure has been approved in the annual budget for such fiscal year;

(xvii) the appointment or removal of, and approval of the remuneration package for the chief executive officer, the chief financial officer, the chief operating officer, the chief technology officer and the president of any Group Company; and

(xviii) any action by a Group Company to authorize, approve or enter into any agreement or obligation with respect to any of the above actions.

19. ESOP Plan. The Parties hereby agree and confirm that, as of the date hereof, the total number of Ordinary Shares authorized and reserved for issuance to officers, directors, employees, consultants or service providers of the Group Companies pursuant to the ESOP shall be 4,987,882 Ordinary Shares (as adjusted in connection with share splits or share consolidation, reclassification or other similar event).

20. Additional Covenants.

20.1 Business of the Group Companies. The business of each Group Company shall be restricted to the Business, except with the approval of the Board and any required approvals under Section 18.

20.2 SAFE Registration. If any holder or beneficial owner of any Equity Security of the Company (other than the Investors) (each, a “Security Holder”) is a “Domestic Resident” as defined in Circular 37 and is subject to the SAFE registration or reporting requirements under Circular 37, the Parties (other than the Investors) shall use their best efforts to promptly obtain a Power of Attorney in the form attached hereto as Exhibit B from such Security Holder, and shall use their best efforts to cause the designated representative under such Power of Attorney to promptly take such actions and execute such instruments on behalf of such Security Holder to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations, and in the event such Security Holder fails to comply with the applicable SAFE registration or reporting requirements under SAFE Rules and Regulations in accordance with the Purchase Agreement, the Parties (other than the Investors) shall use their best efforts to promptly cause such Security Holder to cease to be a holder or beneficial owner of any Equity Security of the Company.

20.3 ODI Fillings. If any ultimate holder or beneficiary owner of any Investor or Ordinary Investor is subject to any approval, registration or reporting requirements under the ODI Regulations, with respect to its Equity Securities in any Group Company (whether directly or indirectly), such Investor or Ordinary Investor (i) shall have complied with the ODI Regulations and have obtained all approval, consents and filing records required to be obtained prior to the date hereof, and (ii) will comply with the ODI Regulations and obtain all approval, consents and filing records within the time limit provided by the ODI Regulations (the “ODI Covenants”). If any Investor or Ordinary Investor breaches the ODI Covenants, such Investor or Ordinary Investor shall remedy the breach within such time limit as the Board deems appropriate, and in the event such Investor fails to make such remedy to the satisfactory of the Board, the Company shall have the right to repurchase all the Equity Securities held by such Investor or Ordinary Investor at the then fair market value.

20.4 Control Documents. The Principals, the Holding Companies and the Group Companies shall ensure that each party to the relevant Control Documents fully perform its/his/her respective obligations thereunder and carry out the terms and the intent of the Control Documents. Any termination, or material modification or waiver of, or material amendment to any Control Documents shall require the written consent of the Majority Preferred Holders. If any of the Control Documents becomes illegal, void or unenforceable under PRC Laws after the date hereof, the Principals, the Holding Companies and the Group Companies shall devise a feasible alternative legal structure reasonably satisfactory to the Majority Preferred Holders which gives effect to the intentions of the parties in each Control Document and the economic arrangement thereunder as closely as possible. Notwithstanding anything to the contrary hereunder, in the event that any Investor or its Affiliate(s) shall have become the registered shareholder(s) of the Domestic Company, for so long as the Company remains as the holding company of the Group, such Investor or its Affiliate(s) shall enter into such Control Documents to the reasonable satisfaction of the Company.

20.5 Control of Subsidiaries. The Company shall institute and keep in place such arrangements as are reasonably satisfactory to the Majority Preferred Holders such that the Company (i) will at all times control the operations of each other Group Company, and (ii) will at all times be permitted to properly consolidate the financial results for each other Group Company in the consolidated financial statements for the Company prepared under the Accounting Standards.

20.6 Compliance with Laws; Registrations.

(i) The Group Companies shall, and each Principal and Holding Company shall cause the Group Companies to, conduct their respective business in compliance with all applicable Laws, including but not limited to Laws regarding foreign investments, corporate registration and filing, import and export, customs administration, foreign exchange, telecommunication and e-commerce, Intellectual Property rights, labor and social welfare and benefit (including housing fund contribution), taxation, and applicable anti-money laundering statutes of all jurisdictions, including, without limitation, all U.S. anti-money laundering laws, the rule and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental or regulatory agency (collectively, the “Money Laundering Laws”), and obtain, make and maintain in effect, all Consents from the relevant Governmental Authority or other Person required in respect of the due and proper establishment and operations of each Group Company as now conducted in accordance with applicable Laws. Without limiting the generality of the foregoing, none of the Group Companies shall, and the Principals, the Holding Companies and the Group Companies shall cause each Group Company not to, and the Parties shall ensure that its and their respective Affiliates and its respective officers, directors, and representatives shall not, directly or indirectly, (a) offer or give anything of value to any Public Official with the intent of obtaining any improper advantage, affecting or influencing any act or decision of any such Person, assisting any Group Company in obtaining or retaining business for, or with, or directing business to, any Person, or constituting a bribe, kickback or illegal or improper payment to assist any Group in obtaining or retaining business, (b) take any other action, in each case, in violation of the Foreign Corrupt Practices Act of the United States of America, as amended (as if it were a US Person), the United Kingdom Bribery Act, as amended, or any other applicable similar anti-corruption, recordkeeping and internal controls Laws, or (c) establish or maintain any fund or assets in which any Group Company has proprietary rights that have not been recorded in its books and records of Group Company. The Principals, the Holding Companies and the Group Companies shall jointly and severally indemnify each Investor and its Affiliates, and its and its Affiliates’ directors and officers for any fines, penalties and other costs or damages arising from any violation of this provision, the Foreign Corrupt Practices Act of the United States of America, as amended, the United Kingdom Bribery Act, as amended and any such other applicable anti-bribery laws, rules or regulations, and the Money Laundering Laws.

(ii) None of the Group Companies shall, and the Principals shall cause each Group Company not to, directly or indirectly (i) take any action in furtherance of any boycott sanctioned by the United States; (ii) engage in transactions with any Governmental Authority, agent, representative or resident of, or any entity based or resident in, any of the following countries: Cuba, Iran, Libya, Syria, Sudan, the Democratic People’s Republic of Korea, Myanmar or any other country sanctioned by the Office of Foreign Assets Control of the U.S. Department of Treasury; or (iii) will otherwise engaged in transactions with any entity or person that is the target of U.S. economic sanctions, as designated by the Office of Foreign Assets Control of the U.S. Department of Treasury, including “Specially Designated Nationals” and “Blocked Persons”; or (iv) will receive unlicensed donations or engage in financial transactions with respect to which the Company or any Group Company knows or has reasonable cause to believe that the financial transaction poses a risk of furthering terrorist attacks anywhere in the world.

(iii) Without limiting the generality of the foregoing, each Principal, each Holding Company and each Group Company shall ensure that all filings and registrations with the PRC Governmental Authorities so required by them shall be duly completed in accordance with the relevant rules and regulations, including without limitation any such filings and registrations with the Ministry of Commerce, the Ministry of Information Industry, the State Administration of Industry and Commerce, the State Administration for Foreign Exchange, tax bureau, customs authorities, product registration authorities, health regulatory authorities, and the local counterpart of each of the aforementioned Governmental Authorities, in each case, as applicable.

20.7 Insurance. If requested by the Majority Preferred Holders, the Group Companies shall promptly purchase and maintain in effect, worker’s injury compensation insurance, key man insurance, business interruption insurance, and other insurance, in any case with respect to the Group’s properties, employees, products, operations, and/or business, each in the amounts not less than that are customarily obtained by companies of similar size, in a similar line of business, and with operations in the PRC.

20.8 Intellectual Property Protection. Except with the written consent of the Board (including the consent of at least two (2) of the Preferred Directors), the Group Companies shall take all reasonable steps to protect their respective material Intellectual Property rights, including without limitation (a) registering their material respective trademarks, brand names, domain names and copyrights, and (b) requiring each employee and consultant of each Group Company to enter into an employment agreement in form and substance reasonably acceptable to the Board (including the consent of at least two (2) of the Preferred Directors), a confidential information and intellectual property assignment agreement and a non-competition and non-solicitation agreement requiring such persons to protect and keep confidential such Group Company’s confidential information, intellectual property and trade secrets, prohibiting such persons from competing with such Group Company for a reasonable time after their termination of employment with any Group Company, and requiring such persons to assign all ownership rights in their work product to such Group Company, in each case in form and substance reasonably acceptable to the Board (including the consent of at least two (2) of the Preferred Directors).

20.9 Internal Control System. The Group Companies shall maintain their books and records in accordance with sound business practices and implement and maintain an adequate system of procedures and controls with respect to finance, management, and accounting that meets international standards of good practice and is reasonably satisfactory to the Board (including the consent of at least two (2) of the Preferred Directors, one of whom shall be the Series A Director) to provide reasonable assurance that (i) transactions by it are executed in accordance with management’s general or specific authorization, (ii) transactions by it are recorded as necessary to permit preparation of financial statements in conformity with the Accounting Standards and to maintain asset accountability, (iii) access to assets of it is permitted only in accordance with management’s general or specific authorization, (iv) the recorded inventory of assets is compared with the existing tangible assets at reasonable intervals and appropriate action is taken with respect to any material differences, (v) segregating duties for cash deposits, cash reconciliation, cash payment, proper approval is established, and (vi) no personal assets or bank accounts of the employees, directors, officers are mingled with the corporate assets or corporate bank account, and no Group Company uses any personal bank accounts of any employees, directors, officers thereof during the operation of the business.

20.10 Non-compete. Unless the Board otherwise consent in writing (including the consent of at least two of the Preferred Directors), each Principal (except Li Chong and Zhang Su), for so long as such Principal is an employee of a Group Company, shall devote his or her full time and attention to the business of the Group Companies and will use his or her best efforts to develop the business and interests of the Group Companies, unless an alternative arrangement is approved by the Board (including the affirmative vote of at least two of the Preferred Directors). Unless the Majority Preferred Holders otherwise consent in writing, each Principal (except Li Chong and Zhang Su), for so long as such aforementioned Principal is a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company and for two (2) years after such Principal is no longer a director, officer, employee or a direct or indirect holder of Equity Securities of a Group Company, shall not, and shall cause his Affiliate or Associate not to, directly or indirectly, (i) own, manage, engage in, operate, control, work for, consult with, render services for, do business with, maintain any interest in (proprietary, financial or otherwise) or participate in the ownership, management, operation or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the business of any Group Company or otherwise competes with the Group Companies (a “Restricted Business”); provided, however, that the restrictions contained in this clause (i) shall not restrict the acquisition by such Principal, directly or indirectly, of less than one percent (1%) of the outstanding share capital of any publicly traded company engaged in a Restricted Business, (ii) solicit any Person who is or has been at any time a customer of the Group for the purpose of offering to such customer goods or services similar to or competing with those offered by any Group Company, or canvass or solicit any Person who is or has been at any time a supplier or licensor or customer of any Group Company for the purpose of inducing any such Person to terminate its business relationship with such Group Company, or (iii) solicit or entice away or endeavor to solicit or entice away any director, officer, consultant or employee of any Group Company. The Principals expressly agree that the limitations set forth in this Section 20.10 are reasonably tailored and reasonably necessary in light of the circumstances. Furthermore, if any provision of this Section 20.10 is more restrictive than permitted by the Laws of any jurisdiction in which a Party seeks enforcement thereof, then this Section 20.10 will be enforced to the greatest extent permitted by Law. Each of the undertakings contained in this Section 20.10 shall be enforceable by each of the Group Companies and each Investor separately and independently.

20.11 No Avoidance; Voting Trust. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, and the Company will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement. Each holder of Shares agrees that, except the Acting-in-Concert Agreement, it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any Shares or deposit any Shares in a voting trust or other similar arrangement.

20.12 United States Tax Matters.

(i) The Company will not take any action inconsistent with the treatment of the Company as a corporation for U.S. federal income tax purposes and will not elect to be treated as an entity other than a corporation for U.S. federal income tax purposes unless agreed upon by the Investors. Upon notification by any of the Majority Preferred Holders that the Company or one or more of its Subsidiaries should elect to be classified as partnerships or disregarded entities for U.S. federal income tax purposes (the “Partnership Election”), the Company shall make, or shall cause to be made, the Partnership Election by filing, or by causing to be filed, Internal Revenue Service Form 8832 (or any successor form) provided that such election is in compliance with all applicable Laws, and the Company shall not permit the Partnership Election to be terminated or revoked without the written consent of the Investors.

(ii) For each year in which a Partnership Election is not in effect, the Company agrees, at the Company’s expense, to make available to each Investor upon request, the books and records of any Group Company and its direct and indirect Subsidiaries, and to provide information to such Investor pertinent to the Group Company’s or any Subsidiary’s status or potential status as a PFIC. Upon a determination by the Group Company, an Investor or any taxing authority that the Group Company or any direct or indirect Subsidiary has been or is likely to become a PFIC, the Group Company will provide the Investors, at the Company’s expense, with all information reasonably available to the Group Company or any of its Subsidiaries to permit the Investors and their respective direct or indirect owners that are United States Person to (i) accurately prepare all tax returns and comply with any reporting requirements as a result of such determination and (ii) make any election (including, without limitation, a “qualified electing fund” election within the meaning of section 1295 of the Code), with respect to the Group Company or any of its direct or indirect Subsidiaries, and comply with any reporting or other requirements incident to such election. If a determination is made that the Group Company is a PFIC for a particular year, then for such year and for each year thereafter, the Group Company, at the Company’s expense, will also provide each Investor with a completed “PFIC Annual Information Statement” substantially in the form as set out in the schedule headed “PFIC Annual Information Statement” as required by Treasury Regulation section 1.1295-1(g).

(iii) The Company shall make a reasonable inquiry, at the Company’s expense, as to whether there are United States shareholders (within the meaning of section 951(b) of the Code) (“U.S. Shareholders”) such that five or fewer U.S. Shareholders either directly or indirectly own more than 50 percent of the outstanding shares or value of the Company to become a CFC. If the Company is a CFC, the Company shall furnish to each Investor upon its reasonable request, on a timely basis, and at the Company’s expense, all information necessary to satisfy the U.S. income tax return filing requirements of such Investor (and each of the Company’s U.S. Shareholders) arising from its investment in any Group Company and relating to the Group Company’s classification as a CFC. If any Group Company ceases to be a CFC at any time, and the Company will provide prompt written notice to each Investor.

(iv) The Company and each other Group Company shall meet all Tax compliance, payment and withholding obligations, in all material respects, as required under the laws of the jurisdictions where the Company and each other Group Company operate, including but not limited to: (i) implementing internal Tax policies and controls (and evidentiary requirements) to address Tax risks arising from the current and future operations of the Company and each other Group Company; (ii) adhering to applicable transfer pricing rules and documentation requirements in all jurisdictions where the Company and each other Group Company operate; and (iii) conduct internal and external testing to the extent reasonably necessary, as determined on the basis of advice received from an auditing firm to achieve Tax compliance. The Company and each Group Company will retain an auditing firm to handle all of its Tax compliance matters in all jurisdictions in which the Group operates, including in respect of the matters referred to in clauses (ii) and (iii) above, relating to PFIC and CFC covenants, respectively.

(v) The Company shall use, and shall cause each of its Subsidiaries to use, its best efforts to arrange its management and business activities in such a way that the Company and each of its Subsidiaries are not treated as residents for tax purposes, or is otherwise subject to income tax in, a jurisdiction other than the jurisdiction in which they have been organized.

20.13 Other Tax Matters. The Principals (except Li Chong and Zhang Su) and the Company shall keep the Investors informed, on a current basis, of any events, discussions, notices or changes with respect to any Tax (other than ordinary course communications which could not reasonably be expected to be material to the Company), criminal or regulatory investigation or action involving the Company or any of its Subsidiaries, so that the Investors will have the opportunity to take appropriate steps to avoid or mitigate any regulatory consequences to them that might arise from such criminal or regulatory investigation or action and the Company shall reasonably cooperate with the Investors, their members and their respective Affiliates in an effort to avoid or mitigate any cost or regulatory consequences that might arise from such investigation or action (including by reviewing written submissions in advance, attending meetings with authorities, coordinating and providing assistance in meeting with regulators and, if requested by the Investors, making a public announcement of such matters).

20.14 Stock Option Plan.

(i) Unless otherwise approved by the Board (including the affirmative vote of at least two Preferred Directors), all Shares, options or other securities or awards granted or issued under the ESOP shall vest no faster than evenly in annual installments over a period of four (4) years following the grant.

(ii) No issuances or grants will be made under any ESOP unless such ESOP contains terms and conditions reasonably satisfactory to the Board, which among other things, shall provide for the Company’s right to repurchase any and all unvested Shares, options or other securities or awards granted thereunder at a price equivalent to the actual cost under certain circumstances and shall include transfer restrictions prior to a Qualified IPO. As a condition to the issuance of any Shares issued under the ESOP or the exercise, conversion or exchange of any Equity Security issued under the ESOP, the grantee shall be required to enter into this Agreement as a Principal or an agreement substantially similar thereto, unless otherwise agreed by the Board. Any attempt to exercise any option or other security granted or issued under the ESOP in contravention of this paragraph shall be null, void and without effect.

(iii) Unless otherwise approved by the Board (including the affirmative vote of at least two Preferred Directors), as soon as practicable after the date hereof, the Company shall, and shall cause each Group Company to, obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary to effectuate the ESOP in the PRC in accordance with PRC Law; provided that the Company shall not grant any awards or issue any Shares pursuant to the ESOP to any grantee in the PRC if any required or appropriate authorization, consent, order or approval of any Governmental Authority in connection with such issuance has not been obtained.

20.15 Confidentiality.

(i) Disclosure of Terms. The terms and conditions of the Transaction Documents and all exhibits, restatements and amendments hereto and thereto (collectively, the “Confidential Information”), including their existence, shall be considered confidential information and shall not be disclosed by any of the Parties to any other Person except as permitted in accordance with the provisions set forth below.

(ii) Press Releases. None of the Parties hereto shall issue a press release or make any public announcement or other public disclosure with respect to any of the transactions contemplated herein without obtaining the prior written consent of each Investor or use the name of Goldman, Sachs & Co. LLC, 高盛, Chengwei Capital, 成为资本, UOB Investment, 大华投资, KIP, 招银国际, ADV, each Investor or any of its Affiliates without obtaining in each instance the prior written consent of such Person.

(iii) Permitted Disclosure. Notwithstanding the foregoing, (a) the Company may disclose the existence or content of any of the Confidential Information to its current or bona fide prospective investors, directors, officers, employees, shareholders, investment bankers, lenders, accountants, auditors, insurers, business or financial advisors, and attorneys, in each case only where such Persons are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; (b) each Investor (and its fund manager) may, without disclosing the identities of the other Investor or the financing terms of their respective investments in the Company without the other Investor’s or the Company’s consent, disclose such Investor’s investment in the Company to other Persons or to the public at its sole discretion and in relation thereto may use the Company’s logo and trademark (without requiring the Company’s further consent), and if it does so, the other Parties shall have the right to disclose to other Persons any such information disclosed in a press release or other public announcement by such Investor; (c) each Investor may disclose the existence or content of any of the Confidential Information to its Affiliates, the fund manager, auditor, insurer, accountant, consultant or an officer, director, general partner, limited partner, shareholder, investor, bona fide potential investor, counsel, advisor, employee of such Investor and/or its Affiliates, and bona fide prospective purchasers/investors of any Equity Securities of the Company so long as such Persons shall be advised of the confidential nature of the information or are under appropriate nondisclosure obligations imposed by professional ethics, law or otherwise; and (d) each Investor may disclose the existence or content of any of the financing terms for fund and inter-fund reporting purposes and any information contained in press releases or public announcements of the Company pursuant to Section 20.15(ii). Any Party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 20.15(iv) below.

(iv) Legally Compelled Disclosure. If any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable Tax, securities, or other Laws and regulations of any jurisdiction or by subpoena or any requirement by governmental, judicial or regulatory body or any stock exchange) to disclose the existence or content of any of the Confidential Information in contravention of the provisions of this Section 20.15, such Party shall, to the extent legally permissible, promptly provide the other Parties with written notice of that fact so that such other Parties may seek a protective order, confidential treatment or other appropriate remedy and in any event shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(v) Other Exceptions. The confidentiality obligations of the Parties set out in this Section 20.15 shall not apply to (a) information which was in the public domain or otherwise known to the relevant Party before it was furnished to it by another Party hereto or, after it was furnished to that Party, entered the public domain otherwise than as a result of (x) a breach by that Party of this Section 20.15. or (y) a breach of a confidentiality obligation by a third party discloser, where the breach was actually known to that relevant Party; (b) information disclosed by any Director or Observer of the Company to its appointer or any of its Affiliates or to any Person to whom disclosure would be permitted in accordance with the foregoing provisions of this Section 20.15.

(vi) The provisions of this Section 20.15 shall terminate and supersede the provisions of any separate nondisclosure agreement executed by any of the Parties hereto with respect to the transactions contemplated hereby, including without limitation, any term sheet, letter of intent, memorandum of understanding or other similar agreement entered into by the Company and the Investors in respect of the transactions contemplated hereby.

20.16 Option to Purchase the Domestic Company. The Parties hereby acknowledge and agree that, as part of the consideration for the Investors’ investment in the Company and other valuable consideration, the Company has the option, exercisable by the Company or any then Subsidiary thereof at any time (provided that such purchase by the Company or such Subsidiary is permitted under the then applicable Laws of the PRC), to purchase or transfer to an Affiliate of the Company the entire equity interest of the Domestic Company from the shareholders of the Domestic Company at the lowest amount permitted under the Laws of the PRC then applicable. The Parties further agree to effect such transfer of equity interest in the Domestic Company upon and only upon receipt of the written request of the Majority Preferred Holders, provided that such transfer shall at the time of such request be permissible under the Laws of the PRC then applicable. The Company and Principals shall cause each shareholder of the Domestic Company to return any proceeds from the sale or transfer of the equity interest of the Domestic Company (i) pursuant to this Section 20.16 or (ii) otherwise pursuant to the Control Documents, back to the Company or another Group Company designated by the Majority Preferred Holders in a manner that is in compliance with all applicable Laws and reasonably satisfactory to the Majority Preferred Holders, after offsetting any then outstanding debt owed by each such shareholder to any Group Company in a manner reasonably satisfactory to the Majority Preferred Holders.

20.17 Qualified IPO. Subject to applicable Laws, the Company shall, and the Principals and the Holding Companies shall cause the Company to, complete a Qualified IPO within sixty (60) months after the Closing Date.

20.18 Series C+ Options. So long as it is applicable pursuant to Equity Subscription Agreement, each Series C+ Investor shall have the right, severally, to select to do any one of the following by giving a written notice to the Company and Domestic Company within ten (10) Business Days following the expiration of the Amount Raising Period (“筹资期”, as defined in the Equity Subscription Agreement):

(i) Exercise the Series C+ Warrant;

(ii) Notify the Company in writing to terminate the Series C+ Warrant and concurrently with such notification, exercise an option (the “Series C+1 Option”) to subscribe such number of series C+1 convertible and redeemable preferred shares, par value US$0.001 per share, of the Company (the “Series C+1 Preferred Shares”) equal to the number of Series C+ Preferred Shares such Series C+ Investor would have been entitled to subscribe under the Series C+ Warrant and the Series C+1 Preferred Shares, if issued, shall have the same rights and references as the Series C+ Preferred Shares as provided in this Agreement and the Memorandum and Articles except for the subscription price, which shall be the product obtained by multiplying (i) the Exercise Price of Series C+ Preferred Shares as defined in the Series C+ Warrant by (ii) a fraction, the numerator of which is the Raising Amount (“筹资款”, as defined in Section 5.3.2 of the Equity Subscription Agreement) and the denominator of which is the Investment Amount (“投资款”, also as defined in the Equity Subscription Agreement); and

(iii) Notify the Company in writing to terminate the Series C+ Warrant and concurrently with such notification, exercise an option (the “Series C+2 Option”, together with the Series C+ Warrant and Series C+1 Option, collectively, the “Series C+ Options”) to subscribe such number of series C+2 convertible and redeemable preferred shares, par value US$0.001 per share, of the Company (the “Series C+2 Preferred Shares”) equal to the number of Series C+ Preferred Shares such Series C+ Investor would have been entitled to subscribe under the Series C+ Warrant, and the Series C+2 Preferred Shares, if issued, shall have the same rights and references as the Series C+ Preferred Shares as provided in this Agreement and the Memorandum and Articles except for the subscription price, which shall be the par value thereof.

Notwithstanding anything to the contrary contained herein, all the parties hereby acknowledge and agree that, if (i) the Company shall continue to act as the holding company of the Group, and (ii) the Series C+ Investor shall have duly exercised the Series C+ Options (as applicable) pursuant to this Section 20.18, the Company shall ensure that the deduction amount of the income (or capital gain) tax of each Series C+ Investor shall be such amount as if all the investment proceeds of such Series C+ Investor have been paid directly to the Company, and all the other parties hereto shall provide any necessary cooperation for implementing such alternative plan agreed upon by the Company and such Series C+ Investor, provided that such plan shall be permitted by Law and all the cost arising therefrom or in connection therewith shall be borne by the Company.

Each of the Series C+ Investors acknowledges and agrees that, except for the purpose of exercising the Series C+ Options pursuant to this Section 20.18 and the Equity Subscription Agreement (as applicable), it shall not require any Group Company to refund its Investment Amount paid pursuant to the Equity Subscription Agreement in any circumstances or for any reason, and no Group Company shall have any obligation to refund the Investment Amount paid by such Series C+ Investor pursuant to the Equity Subscription Agreement in any circumstances or for any reason.

20.19 Liquidation Preference Exception. In the event that there is a Deemed Liquidation Event and the implied valuation of the Group Companies therein is no less than US$653 million, it is provided in Article 8.2.B of the Memorandum and Articles that any proceeds, whether in cash or properties, resulting from such Deemed Liquidation Event shall be distributed ratably among all Members (as defined in the Memorandum and Articles) according to the relative number of Ordinary Shares held by such Member (on an as converted basis) (the “Liquidation Preference Exception”), provided, however, that all the parties hereby acknowledge and agree as follows:

(i) the proceeds receivable by MTL in respect of and limited to the extent of, the Series C Preferred Shares held by MTL (which for the avoidance of doubt shall be exclusive of the Ordinary Shares held by MTL) shall be such amount as if there is no Liquidation Preference Exception (the “MTL Preference Amount”), and if the proceeds receivable by MTL with the Liquidation Preference Exception applicable to all Members (including KIP and MTL) is less than the MTL Preference Amount, such difference shall be deducted ratably from the proceeds receivable by all the Members (exclusive of KIP) and shall be allocated directly to MTL when distributing the proceeds;

(ii) the proceeds receivable by KIP shall be such amount as if there is no Liquidation Preference Exception (the “KIP Preference Amount”), and if the proceeds receivable by KIP with the Liquidation Preference Exception applicable to all Members (including KIP and MTL) is less than the KIP Preference Amount, such difference shall be deducted from the proceeds receivable by MTL in the Deemed Liquidation Event (in respect of its Series C Preferred Shares and Ordinary Shares) and shall be allocated directly to KIP (without being withheld by MTL) when distributing the proceeds; and

(iii) Notwithstanding anything to the contrary under Article 8.2.B of the Memorandum and Articles, (A) if the implied valuation of the Group Companies under a Deemed Liquidation Event is no less than US$653 million and no more than US$750 million, any proceeds, whether in cash or properties, resulting from such Deed Liquidation Event shall be distributed to the Shareholders as followings: (a) firstly, the Series E Holders shall be entitled to receive for the Series E Preference Amount (as defined in the Memorandum and Articles), (b) secondly, after full payment of the Series E Preference Amount to all the Series E Holders, the Series D-3 Holders shall be entitled to receive for the Series D-3 Preference Amount (as defined in the Memorandum and Articles), (c) thirdly, after full payment of the Series E Preference Amount to all the Series E Holders and full payment of the Series D-3 Preference Amount to all the Series D-3 Holders, the Series D-2 Holders shall be entitled to receive for the Series D-2 Preference Amount (as defined in the Memorandum and Articles), (d) fourthly, after full payment of the Series E Preference Amount to all the Series E Holders, full payment of the Series D-3 Preference Amount to all the Series D-3 Holders and full payment of the Series D-2 Preference Amount to all the Series D-2 Holders, the Series D-1 Holders shall be entitled to receive for the Series D-1 Preference Amount (as defined in the Memorandum and Articles), (e) fifthly, after full payment of the Series E Preference Amount to all the Series E Holders, full payment of the Series D-3 Preference Amount to all the Series D-3 Holders, full payment of the Series D-2 Preference Amount to all the Series D-2 Holders and full payment of the Series D-1 Preference Amount to all the Series D-1 Holders, the Series D Holders shall be entitled to receive for the Series D Preference Amount (as defined in the Memorandum and Articles), (y) sixthly, after full payment of the Series E Preference Amount to all the Series E Holders, full payment of the Series D-3 Preference Amount to all the Series D-3 Holders, full payment of the Series D-2 Preference Amount to all the Series D-2 Holders, full payment of the Series D-1 Preference Amount to all the Series D-1 Holders and full payment of the Series D Preference Amount to all the Series D Holders, subject to Section 20.19 (i) and (ii) above, the remaining assets and funds of the Company available for distribution to the Shareholders shall be distributed ratably among all Shareholders according to the relative number of Ordinary Shares held by each of the Shareholders (on an as converted basis); and (B) if the implied valuation of the Group Companies under a Deemed Liquidation Event is more than US$750 million, then subject to Section 20.19 (i) and (ii) above, any proceeds, whether in cash or properties, resulting from such Deemed Liquidation Event shall be distributed ratably among all the Shareholders according to the relative number of Ordinary Shares held by each of the Shareholders (on an as converted basis).

21. Miscellaneous.

21.1 Preferred Shares held by Principals and Holding Companies and their Affiliates. For the avoidance of doubt, and notwithstanding anything to the contrary hereunder, any rights enjoyed by MTL as an “Investor”, “Holder” or a holder of Preferred Shares under this Agreement, shall be in respect of, and limited to, the extent of such number of Preferred Shares from time to time held by it, and the exercise of such rights shall in no event affect and contradict the obligations and restrictions otherwise placed on it and its Affiliates (including such capacities as “Principal” “Holding Company” or “Founder”) pursuant to the terms of this Agreement.

21.2 Termination. This Agreement shall terminate upon mutual consent of the Parties hereto, and any right of a Party set forth hereunder (other than the relevant Group Company) shall cease if such Party no longer holds, directly or indirectly, any Equity Securities of the Company. The provisions of Sections 7 through Section 20 (except for Section 14, Section 20.6, and Section 20.10) shall terminate on the earliest of the consummation of the Qualified IPO or a Deemed Liquidation Event. If this Agreement terminates, the Parties shall be released from their obligations under this Agreement, except in respect of any obligation stated, explicitly or otherwise, to continue to exist after the termination of this Agreement (including without limitation those under Sections 2 through 6, Section 14, Section 20.6, Section 20.10, and Section 21). If any Party breaches this Agreement before the termination of this Agreement, it shall not be released from its obligations arising from such breach on termination.

21.3 Further Assurances. Upon the terms and subject to the conditions herein, each of the Parties hereto agrees to use its reasonable best efforts to take or cause to be taken all action, to do or cause to be done, to execute such further instruments, and to assist and cooperate with the other Parties hereto in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement. Each Principal irrevocably agrees to cause his/her respective Holding Company to perform and comply with all of its respective covenants and obligations under this Agreement.

21.4 Assignments and Transfers; No Third Party Beneficiaries. Except as otherwise provided herein, this Agreement and the rights and obligations of the Parties hereunder shall inure to the benefit of, and be binding upon, their respective successors, assigns and legal representatives, but shall not otherwise be for the benefit of any third party. The rights of any Investor hereunder (including, without limitation, registration rights) are assignable, and the obligations of any Investor hereunder are transferrable, in each case, to an Affiliate, or to a third party in connection with the Transfer of Equity Securities of the Company held by such Investor to such third party but only to the extent of such Transfer. This Agreement and the rights and obligations of each other Party hereunder shall not otherwise be assigned or transferred without the mutual written consent of the other Parties except as expressly provided herein.

21.5 Governing Law. This Agreement shall be governed by and construed under the Laws of the State of New York, the United States of America (“New York”) without regard to principles of conflict of laws thereunder.

21.6 Dispute Resolution.

(i) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, the validity, scope and enforceability of this dispute resolution provision and any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(ii) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be three (3) arbitrators, who shall be qualified to practice law in New York. The claimants in the Dispute shall nominate one (1) arbitrator and the respondents in the Dispute shall nominate one (1) arbitrator. The HKIAC Council shall appoint the third arbitrator, who shall serve as the presiding arbitrator.

(iii) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 21.6, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 21.6 shall prevail.

(iv) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(v) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(vi) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive Law of New York (without regard to principles of conflict of Laws thereunder) and shall not apply any other substantive Law.

(vii) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(viii) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

21.7 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service, fax, electronic mail or similar means to the address of the relevant Party as shown on Schedule D hereto (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 21.7). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a written confirmation of delivery, and to have been effected at the earlier of (i) delivery (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid, if such day is a Business Day and if sent during normal business hours of the recipient, otherwise the next Business Day. Notwithstanding the foregoing, to the extent a “with a copy to” address is designated, notice must also be given to such address in the manner above for such notice, request, consent or other communication hereunder to be effective.

21.8 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

21.9 Rights Cumulative; Specific Performance. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at Law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party. Without limiting the foregoing, the Parties hereto acknowledge and agree irreparable harm may occur for which money damages would not be an adequate remedy in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

21.10 Successor Indemnification.

(i) If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Memorandum and Articles, or elsewhere, as the case may be.

(ii) Notwithstanding the forgoing, any rights of JAFCO under this Agreement may, without prejudice to the rights of JAFCO to exercise any such rights, be exercised by JAFCO Investment (Asia Pacific) Ltd (“JIAP”) or any other fund manager of JAFCO Asia Technology Fund V L.P., the sole shareholder of JAFCO, or their nominees (“JAFCO Manager”), unless JAFCO has (a) given notice to the other Parties that any such rights cannot be exercised by JIAP or a JAFCO Manager and (b) not given notice to the other Parties that such notice which is given under this Section 21.10 has been revoked.

21.11 Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable Law in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such Law, or, if for any reason it is not deemed so modified, it shall be invalid, illegal, or unenforceable only to the extent of such invalidity, illegality, or limitation on enforceability without affecting the remaining provisions of this Agreement, or the validity, legality, or enforceability of such provision in any other jurisdiction.

21.12 Amendments and Waivers. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) the Company; (ii) the Majority Preferred Holders; and (iii) Persons holding at least a majority of the Ordinary Shares held by the Principals and their Holding Companies; provided, however, that (a) no amendment or waiver shall be effective or enforceable in respect of a Principal, a Holding Company or a holder of any particular series of Preferred Shares of the Company if such amendment or waiver affects such Principal, Holding Company or holder, respectively, materially and adversely differently from the other Principals, Holding Companies or holders of the same series of Preferred Shares, respectively, unless such Principal, Holding Company, or holder consents in writing to such amendment or waiver, and (b) any provision that specifically and expressly gives a right to a named Investor shall not be amended or waived without the prior written consent of such named Investor. Notwithstanding the foregoing, any Party hereunder may waive any of its/his rights hereunder without obtaining the consent of any Parties. Any amendment or waiver effected in accordance with this Section21.12 shall be binding upon all the Parties hereto. For the purpose of this Section 21.12, Series D Holders, Series D-1 Holders, Series D-2 Holders and Series D-3 Holders shall vote together as a single class and on an as converted basis.

21.13 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

21.14 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any other Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

21.15 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

21.16 Counterparts. This Agreement may be executed in six or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures and electronic signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

21.17 Entire Agreement. This Agreement (including the Exhibits A and B hereto), the other Transaction Documents, together with the other instruments and agreements referenced herein constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (including the Ninth Shareholders Agreement). For the avoidance of doubt, the Parties hereby agree and acknowledge that the Principals and the Holding Companies are subject to further, additional restrictions under the terms of the Other Restriction Agreements.

21.18 Control. In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of any of the Charter Documents for any of the Group Companies, or in the event of any dispute related to any such Charter Document, the terms of this Agreement shall prevail in all respects, the Parties shall give full effect to and act in accordance with the provisions of this Agreement over the provisions of the Charter Documents, and the Parties hereto shall exercise all voting and other rights and powers (including to procure any required alteration to such Charter Documents to resolve such conflict or inconsistency) to make the provisions of this Agreement effective, and not to take any actions that impair any provisions in this Agreement.

21.19 Aggregation of Shares. All Shares held or acquired by any Affiliates shall be aggregated together for the purpose of determining the availability of any rights of any Investor under this Agreement.

21.20 Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of Shares, then, upon the occurrence of any subdivision, combination or share dividend of the relevant class or series of the Shares, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted, as appropriate, to reflect the effect on the outstanding Shares of such class or series by such subdivision, combination or share dividend.

21.21 Grant of Proxy. Upon the failure of any Principal or Holding Company to vote the Equity Securities of the Company held thereby, to implement the provisions of and to achieve the purposes of this Agreement, such Principal or Holding Company hereby grants to a Person designated by the Company a proxy coupled with an interest in all Equity Securities of the Company held by such Principal or Holding Company, which proxy shall be irrevocable until this Agreement terminates pursuant to its terms or this Section21.21 is amended to remove such grant of proxy in accordance with Section 21.12 hereof, to vote all such Equity Securities to implement the provisions of and to achieve the purposes of this Agreement.

21.22 Future Significant Holders. If so requested by any of the Majority Preferred Holders at their sole discretion and subject to Sections 8.1 and 9, the Company shall cause a future holder of more than one percent (1%) of the Ordinary Shares or a future holder of Equity Securities (other than Preferred Shares) convertible, exchangeable or exercisable for more than one percent (1%) of the Ordinary Shares (in any case, as designated by the Majority Preferred Holders and other than the Investors) to enter into this Agreement and become subject to the terms and conditions hereof as a Principal. The Parties hereto hereby agree that such future holders shall become parties to this Agreement by executing a joinder agreement in substantially the form attached hereto as Exhibit A, without any amendment of this Agreement, or any consent or approval of any other party.

21.23 No Promotion. The Company agrees that it will not, without the prior written consent of each Investor, in each instance, (a) use in advertising, publicity, or otherwise the name of such Investor (in the case of CW, such “Investor” used in this Section 21.23 shall include Chengwei Capital and 成为资本; and in the case of GS, such “Investor” used in this Section 21.23 shall include Goldman, Sachs & Co. LLC and 高盛; and in the case of UOB Investment, such “Investor” used in this Section 21.23 shall include UOB Investment and 大华投资, and in the case of CMB, such “Investor” used in this Section 21.23 shall include 招银国际),or any Affiliate of such Investor, and in the case of GLO, such “Investor” used in this Section 21.23 shall include any Affiliate of such Investor, and in the case of ADV, such “Investor” used in this Section 21.23 shall include ADV Capital and 启道资本 and any Affiliate of such Investor, or any partner or employee of any Affiliate of such Investor, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by such Investor or its Affiliates, or (b) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by such Investor or an Affiliate of such Investor. The Company further agrees that it shall obtain the written consent from each Investor prior to the Company’s issuance of any public statement detailing such Investor’s purchase of shares pursuant to the Purchase Agreement.

21.24 No Fiduciary Duty. The Parties hereto acknowledge and agree that nothing in this Agreement or the other Transaction Documents shall create a fiduciary duty of Goldman, Sachs & Co. LLC, any Investor or its Affiliates to any Group Company or its shareholders.

21.25 Investment Banking Services. Notwithstanding anything to the contrary herein or in other Transaction Documents or any actions or omissions by representatives of Goldman, Sachs & Co. LLC, any Investor or any of its Affiliates in whatever capacity, including as a director or observer to the Board of Directors of any Group Company, the Warrantors (as defined in the Purchase Agreement) acknowledge that neither Goldman, Sachs & Co. LLC, such Investor nor any of its Affiliates is acting as a financial advisor, agent or underwriter to any Group Company or any of its Affiliates or otherwise on behalf of any Group Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.

21.26 Exculpation among Investors. Each Investor acknowledges that it is not relying upon any person, firm or corporation, other than the Group Companies and their officers and directors and the other Warrantors, in making its investment or decision to invest in the Company. Each Investor agrees that no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

21.27 Use of English Language. This Agreement has been executed and delivered in the English language. Any translation of this Agreement into another language shall have no interpretive effect. All documents or notices to be delivered pursuant to or in connection with this Agreement shall be in the English language or, if any such document or notice is not in the English language, accompanied by an English translation thereof, and the English language version of any such document or notice shall control for purposes thereof.

21.28 Joint and Several Liability. The Principals shall cause the Group Companies and the Holding Companies to carry out all their obligations and responsibilities under the Transaction Documents and shall bear joint and several liability hereunder, however, provided that, any liability of any Principal under the Transaction Documents shall be limited to the maximum proceeds could have been received by such Principal by disposing all the Equity Securities of the Group Companies then owned or beneficially owned by such Principal.

21.29 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint, and no Investor is responsible in any way for the performance or conduct of any other Investor in connection with the transactions contemplated hereby. Nothing contained herein and no action taken by any Investor pursuant hereto, shall be or shall be deemed to constitute a partnership, association, joint venture, or joint group with respect to the Investors. Each Investor agrees that no other Investor has acted as an agent for such Investor in connection with the transactions contemplated hereby.

21.30 Waiver. The Company acknowledges that each Investor will likely have, from time to time, information that may be of interest to the Company or the Subsidiaries of the Company (“Information”) regarding a wide variety of matters including, by way of example only, (i) an Investor’s technologies, plans and services, and plans and strategies relating thereto, (ii) current and future investments an Investor has made, may make, may consider or may become aware of with respect to other companies and other technologies, products and services, including, without limitation, technologies, products and services that may be competitive with those of the Company or its Subsidiaries, and (iii) developments with respect to the technologies, products and services, and plans and strategies relating thereto, of other companies, including, without limitation, companies that may be competitive with the Company or any of its Subsidiaries. The Company recognizes that a portion of such Information may be of interest to the Company or any of its Subsidiaries. Such Information may or may not be known by any Preferred Directors or the Observers. The Company, as a material part of the consideration for entering into the Transaction Documents, agrees that none of the Observer, and the Preferred Directors shall have any duty to disclose any Information to the Company or its Subsidiaries, or permit the Company or any of its Subsidiaries to participate in any projects or investments based on any Information, or to otherwise take advantage of any opportunity that may be of interest to the Company or any of its Subsidiaries if it were aware of such Information, and hereby waives, to the extent permitted by Law, any claim based on the corporate opportunity doctrine or otherwise that could limit an Investor’s ability to pursue opportunities based on such Information or that would require any Investor, any Preferred Director or any Observer to disclose any such Information to the Company or any of its Subsidiaries or offer any opportunity relating thereto to the Company or any of its Subsidiaries. The Principals, the Holding Companies and the Company hereby irrevocably agree that each Preferred Director and Observer is a nominee of the Investor who appoints him and that such Preferred Director and Observer shall be entitled to, and the Investor who nominates him can require him to, report all matters concerning the Company and its Subsidiaries, including but not limited to, matters discussed at any meeting of the Board of Directors, and that such Preferred Director and Observer may take advice and obtain instructions from his/her nominating Investor. Notwithstanding the foregoing, each Preferred Director shall undertake general fiduciary obligations to the Company according to the applicable Laws.

21.31 Prior Agreement. The Ninth Shareholders Agreement shall be amended and restated in its entirety with the immediate effect upon the execution of this Agreement. Such amendment and restatement shall be without prejudice to any claims for damages or other remedies that the Parties may have under the Ninth Shareholders Agreement or the applicable Law.

[The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

COMPANY:

Boqii Holding Limited

By:	/s/ Hao LIANG
Name: Hao LIANG
Title: Chief Executive Officer and Director

YOKEN CAYMAN:

Yoken Holding Limited

By:	/s/ Yingzhi TANG
Name: Yingzhi TANG
Title: Director

YOKEN INTERNATIONAL:

Yoken International Limited

By:	/s/ Yingzhi TANG
Name: Yingzhi TANG
Title: Director

XINGMU INTERNATIONAL:

XINGMU International Limited

By:	/s/ Di CHEN
Name: Di CHEN
Title: Director

XM HK:

XINGMU HK Limited

By:	/s/ Chao GUO
Name: Chao GUO
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

HK COMPANIES:

Boqii Corporation Limited

By:	/s/ Hao LIANG
Name: Hao LIANG
Title: Chief Executive Officer

Boqii International Limited

By:	/s/ Hao LIANG
Name: Hao LIANG
Title: Chief Executive Officer

WFOE:

欣橙(上海)信息科技有限公司 (Xincheng (Shanghai) Information Technology Co., Ltd.)
/s/ Seal of Xincheng (Shanghai) Information Technology Co., Ltd.

By:	/s/ Lijun ZHOU
Name: Lijun ZHOU
Title: General Manager

DOMESTIC COMPANY:

光橙(上海)信息科技有限公司 (Guangcheng (Shanghai) Information Technology Co., Ltd.)
/s/ Seal of Guangcheng (Shanghai) Information Technology Co., Ltd.

By:	/s/ Di CHEN
Name: Di CHEN
Title: General Manager

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

SHANGHAI MINGYAN:

上海铭雁贸易有限公司 (Shanghai Mingyan Trade Co., Ltd.)
/s/ Seal of Shanghai Mingyan Trade Co., Ltd.

By:	/s/ Di CHEN
Name: Di CHEN
Title: Executive Director

SHANGHAI YIQIN:

上海怡亲宠物用品有限公司 (Shanghai Yiqin Pets Products Co., Ltd.)
/s/ Seal of Shanghai Yiqin Pets Products Co., Ltd.

By:	/s/ Di CHEN
Name: Di CHEN
Title: General Manager

SHANGHAI BOQI

波奇(上海)信息科技有限公司 (Boqi (Shanghai) Information Technology Co., Ltd.)
/s/ Seal of Boqi (Shanghai) Information Technology Co., Ltd.

By:	/s/ Xiaolu CHAI
Name: Xiaolu CHAI
Title: General Manager

SUZHOU YANNING:

晏宁(苏州)信息科技有限公司 (Yanning (Suzhou) Information Technology Co., Ltd.)
/s/ Seal of Yanning (Suzhou) Information Technology Co., Ltd.

By:	/s/ Yan JIANG
Name: Yan JIANG
Title: Executive Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

NANTONG HANFEI

翰飞(南通)信息科技有限公司 (Hanfei (Nantong) Information Technology Co., Ltd.)
/s/ Seal of Hanfei (Nantong) Information Technology Co., Ltd.

By:	/s/ Lijun ZHOU
Name: Lijun ZHOU
Title: General Manager

TIANJIN CHENXIN

天津辰信商贸有限公司 (Tianjin Chenxin Trade Co., Ltd.)
/s/ Seal of Tianjin Chenxin Trade Co., Ltd.

By:	/s/ Lijun ZHOU
Name: Lijun ZHOU
Title: Executive Director

NANJING XIANGXIN

南京祥新商贸有限公司 (Nanjing Xiangxin Trade Co., Ltd.)
/s/ Seal of Nanjing Xiangxin Trade Co., Ltd.

By:	/s/ Di CHEN
Name: Di CHEN
Title: General Manager

TIANJIN RENCHUANG

仁创(天津)仓储服务有限公司 (Renchuang (Tianjin) Warehousing Services Co., Ltd.)
/s/ Seal of Renchuang (Tianjin) Warehousing Services Co., Ltd.

By:	/s/ Wei GAN
Name: Wei GAN
Title: Manager and Executive Director

CHENGDU CHONGAITA

成都宠爱它信息科技有限公司(Chengdu Chongaita Information Technology Co., Ltd.)
/s/ Seal of Chengdu Chongaita Information Technology Co., Ltd.

By:	/s/ Lijun ZHOU
Name: Lijun ZHOU
Title: General Manager and Executive Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

TIANJIN GUANGCHENG

/s/ Seal of Tianjin Guangcheng Information Technology Co., Ltd.
天津光橙信息科技有限公司 (Tianjin Guangcheng Information Technology Co., Ltd.)

By:	/s/ Di CHEN
Name: Di CHEN
Title: General Manager

NANTONG KANGYU

康裕(南通)信息科技有限公司 (Kangyu (Nantong) Information Technology Co., Ltd.)
/s/ Seal of Kangyu (Nantong) Information Technology Co., Ltd.

By:	/s/ Da TENG
Name: Da TENG
Title: General Manager

NANJING CUIDA

南京萃达生物科技有限公司 (Nanjing Cuida Biotechnology Co., Ltd.)
/s/ Seal of Nanjing Cuida Biotechnology Co., Ltd.

By:	/s/ Ran YU
Name: Ran YU
Title: General Manager

SHANGHAI YUECHEN

上海跃琛信息科技有限公司 (Shanghai Yuechen Information Technology Co., Ltd.)
/s/ Seal of Shanghai Yuechen Information Technology Co., Ltd.

By:	/s/ Lijun ZHOU
Name: Lijun ZHOU
Title: Executive Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

NANJING XINGMU

南京兴牧生物科技有限公司 (Nanjing Xingmu Biological Technology Co., Ltd.)
/s/ Seal of Nanjing Xingmu Biological Technology Co., Ltd.

By:	/s/ Chao GUO
Name: Chao GUO
Title: General Manager

NANJING XINMU

南京市欣木信息科技有限公司(Nanjing Xinmu Information Technology Co., Ltd.)
/s/ Seal of Nanjing Xinmu Information Technology Co., Ltd.

By:	/s/ Chao GUO
Name: Chao GUO
Title: General Manager

TAIZHOU XINMU

泰州欣牧生物科技有限公司(Taizhou Xinmu Biological Technology Co., Ltd.)
/s/ Seal of Taizhou Xinmu Biological Technology Co., Ltd.

By:	/s/ Qingzhong XU
Name: Qingzhong XU
Title: Authorized Representative

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

PRINCIPAL:

梁浩 (Liang Hao)

By:	/s/ Hao LIANG
Name: 梁浩 (Liang Hao)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

PRINCIPAL:

唐颖之 (Tang Yingzhi)

By:	/s/ Yingzhi TANG
Name: 唐颖之 (Tang Yingzhi)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

PRINCIPAL:

陈迪 (Chen Di)

By:	/s/ Di CHEN
Name: 陈迪 (Chen Di)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

PRINCIPAL:

李翀 (Li Chong)

By:	/s/ Chong LI
Name: 李翀 (Li Chong)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

PRINCIPAL:

张甦 (Zhang Su)

By:	/s/ Su ZHANG

Name: 张甦 (Zhang Su)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

王洪波 (Wang Hongbo)

By:	/s/ Hongbo WANG

Name: 王洪波 (Wang Hongbo)

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

HOLDING COMPANY:

Merchant Tycoon Limited

By:	/s/ Hao LIANG

Name: Liang Hao
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

HOLDING COMPANY:

Auspicious Quality Limited

By:	/s/ Su ZHANG

Name: Zhang Su
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

HOLDING COMPANY:

Superb Origin International Limited

By:	/s/ Chong LI

Name: Li Chong
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

CMBI Private Equity Series SPC on Behalf and for The Account of Internet Retail Fund I SP

By:	/s/ Rongfeng JIANG

Name: Rongfeng JIANG
Title: Director

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

CW PETS Limited

By:	/s/ Ye SHA

Name: Ye SHA
Title: Authorized Representative

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

Global Long Short Partners Mauritius I Ltd (formerly known as GS Investment Partners (Mauritius) I Limited)

By:	/s/ Samiuddin F. Ahmad

Name: Samiuddin F. Ahmad
Title: Authorized Representative

Private Opportunities (Mauritius) I Limited

By:	/s/ Samiuddin F. Ahmad

Name: Samiuddin F. Ahmad
Title: Authorized Representative

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

JAFCO Asia Technology Fund V

By:	/s/ Teo Tian Sing, Melvin

Name: Teo Tian Sing, Melvin
Title: Authorized Representative

[Signature Page to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

DL Capital Holding Limited

By:	/s/ Chong LI
Name: LI Chong
Title: Authorized Representative

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

Oriental Scholar Limited

By:	/s/Jing LI
Name: Jing LI
Title: Authorized Representative

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

CMB International Capital Management (Shenzhen) Co., Ltd.
(招银国际资本管理(深圳)有限公司)

/s/ Seal of CMB International Capital Management (Shenzhen) Co., Ltd.

By:	/s/ Xiaosong XU
Name: Xiaosong XU
Title: Authorized Representative

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

ADV Value Development Fund I, L.P.

By:	/s/ Hellen TSE
Name: Hellen Tse
Title: Authorized Representative

ADV Value Development Fund II, L.P.

By:	/s/ Hellen TSE
Name: Hellen Tse
Title: Authorized Representative

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

Mirae Asset-GS Retail New Growth Fund I

By:	/s/ Jikwang CHUANG
Name: Jikwang CHUANG
Title: Managing Director

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

XINGMU Holding Limited

By:	/s/ Di CHEN
Name: Di CHEN
Title: Director

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

Mirae Asset Securities (HK) limited

By:	/s/ Kim Sang Joon
Name: Kim Sang Joon

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

RAUMIER LIMITED

By:	/s/ Noorsuraninah TENGAH
Name: Noorsuraninah TENGAH
Title: Director

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

Shanghai Qiji Technology LLP.
(上海旗骥科技合伙企业(有限合伙))

/s/ Seal of Shanghai Qiji Technology LLP.

By:	/s/ Weirong LI
Name: Weirong LI
Title: Authorized Representative

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Agreement on the date and year first above written.

INVESTOR:

RICHARD WONG

By:	/s/ Richard WONG

SCHEDULE A

Part A List of Principals and Holding Companies

(Assuming the exercise of Series C+ Warrant and the Series D-3 Warrant B, excluding any Share issuance (i) upon exercise of the PICC Convertible Promissory Note, (ii) pursuant to the KIP Side Letter and (iii) pursuant to the China Equities Warrant)

Part A List of Principals

Principal	PRC Identification Card Number	Holding Company	Percentage of Shareholding in the Holding Company
梁浩 (Liang Hao)	******************		63.7681%
唐颖之 (Tang Yingzhi)	******************	Merchant Tycoon Limited (“MTL”)	33.3333%
陈迪(Chen Di)	******************		2.8986%
张甦 (Zhang Su)	******************	Auspicious Quality Limited(盛品有限公司)	100.0000%
李翀 (Li Chong)	******************	Superb Origin International Limited(宏源國際有限公司)	100.0000%

Part B List of Holding Companies

Holding Company	Number of Ordinary Shares Held	Percentage of Shareholding in the Company (fully diluted and as converted basis)
MTL	12,204,604 (assuming the non-exercise of the Dingfeng Call Options)	17.7690% (assuming the non-exercise of the Dingfeng Call Options)
	11,929,038 (assuming the exercise of the Dingfeng Call Options)	17.3679% (assuming the exercise of the Dingfeng Call Options)

Auspicious Quality Limited (盛品有限公司)	1,039,500 (assuming the non-exercise of the Dingfeng Call Options)	1.5134% (assuming the non-exercise of the Dingfeng Call Options)
	929,273 (assuming the exercise of the Dingfeng Call Options)	1.3530% (assuming the exercise of the Dingfeng Call Options)

Superb Origin International Limited(宏源國際有限公司)	2,538,641 (assuming the non-exercise of the Dingfeng Call Options)	3.6961% (assuming the non-exercise of the Dingfeng Call Options)
	2,373,301 (assuming the exercise of the Dingfeng Call Options)	3.4554% (assuming the exercise of the Dingfeng Call Options)

XINGMU Holding Limited	244,978	0.3567%

Total	16,027,723 (assuming the non-exercise of the Dingfeng Call Options)	23.3352% (assuming the non-exercise of the Dingfeng Call Options

	15,476,590(assuming the exercise of the Dingfeng Call Options)	22.5330% (assuming the exercise of the Dingfeng Call Options)

Part C List of PRC Companies

(1) Xincheng (Shanghai) Information Technology Co., Ltd. (欣橙(上海)信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (the “WFOE”);

(2) Guangcheng (Shanghai) Information Technology Co., Ltd. (光橙(上海)信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (the “Domestic Company”);

(3) Shanghai Mingyan Trade Co., Ltd. (上海铭雁贸易有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Shanghai Mingyan”);

(4) Shanghai Yiqin Pets Products Co., Ltd. (上海怡亲宠物用品有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Shanghai Yiqin”);

(5) Chengdu Chongaita Information Technology Co., Ltd. (成都宠爱它信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Chengdu Chongaita”);

(6) Boqi (Shanghai) Information Technology Co., Ltd. (波奇(上海)信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Shanghai Boqi”);

(7) Yanning (Suzhou) Information Technology Co., Ltd. (晏宁(苏州)信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“SuzhouYanning”);

(8) Hanfei (Nantong) Information Technology Co., Ltd. (翰飞(南通)信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Nantong Hanfei”);

(9) Tianjin Chenxin Trade Co., Ltd. (天津辰信商贸有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Tianjin Chenxin”);

(10) Nanjing Xiangxin Trade Co., Ltd. (南京祥新商贸有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Nanjing Xiangxin”);

(11) Renchuang (Tianjin) Warehousing Services Co., Ltd. (仁创(天津)仓储服务有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Tianjin Renchuang”);

(12) Tianjin Guangcheng Information Technology Co., Ltd. (天津光橙信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Tianjin Guangcheng”);

(13) Kangyu (Nantong) Information Technology Co., Ltd. (康裕(南通)信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Nantong Kangyu”);

(14) Nanjing Cuida Biotechnology Co., Ltd. (南京萃达生物科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Nanjing Cuida”);

(15) Shanghai Yuechen Information Technology Co., Ltd. (上海跃琛信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Shanghai Yuechen”);

(16) Nanjing Xingmu Biological Technology Co., Ltd. (南京兴牧生物科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Nanjing Xingmu”);

(17) Nanjing Xinmu Information Technology Co., Ltd. (南京市欣木信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Nanjing Xinmu”); and

(18) Taizhou Xinmu Biological Technology Co., Ltd. (泰州欣牧生物科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Taizhou Xinmu”).

SCHEDULE B

(Assuming the exercise of Series C+ Warrant and the Series D-3 Warrant B, excluding any Share issuance (i) upon exercise of the PICC Convertible Promissory Note, (ii) pursuant to the KIP Side Letter and (iii) pursuant to the China Equities Warrant)

Part A List of Ordinary Investors

[**REDACTED**]

Part B List of Series A Investors

[**REDACTED**]

Part C List of Series B Investors

[**REDACTED**]

Part D List of Series C Investors

[**REDACTED**]

Part E List of Series C+ Investors

[**REDACTED**]

Part F List of Series D Investors

[**REDACTED**]

Part G List of Series D-1 Investors

[**REDACTED**]

Part H List of Series D-2 Investors

[**REDACTED**]

Part I List of Series D-3 Investor

[**REDACTED**]

Part J List of Series E Investors

[**REDACTED**]

SCHEDULE C

LIST OF COMPETITORS

[**REDACTED**]

SCHEDULE D

ADDRESS FOR NOTICES

If to the Group Companies:

Address:	6th Floor, Building 1, Yaxin Science Park, No. 399, Shengxia Road, Pudong New Area, Shanghai
Attention:	Nichole; Tasia
With an email copy to: ************;************

If to the Principals:

Liang Hao, Tang Yingzhi and/or Chen Di
Address:	Room 3124, No. 588, Jiyun Road, Baoshan District, Shanghai, China
Tel:	************
Fax:	************

Zhang Su
Address:	Room 6602-05, No. 223, Tianhe North Road, Guangzhou, China
Tel:	N/A
Fax:	N/A

Li Chong
Address:	5/F, No. 690, Bibo Road, Pudong District, Shanghai, China
Tel:	N/A
Fax:	N/A

If to the Holding Companies:

Address:	Quastisky Building, PO Box 4389, Road Town, Tortola, British Virgin Islands
Tel:	N/A
Fax:	N/A

If to CW:

Address:	#C No.33 Lane672 ChangLe Road, 200040, Shanghai, China
Fax:	************
Tel:	************
Attention:	Ye Sha

If to GS:

Address:	200 West Street, 34th Floor
New York, NY 10282
Attention:	Michelle Barone

c/o Terence Ting
GS Investment Partners | Goldman Sachs (Asia) L.L.C.
Cheung Kong Center, 68th Floor
2 Queens Road Central, Hong Kong
Tel: ************
Fax: ************

If to JAFCO:

Address:	JAFCO Asia Technology Fund V
c/o JAFCO Investment (Asia Pacific) Ltd 10 Marina Boulevard #33-05 Marina Bay Financial Centre Tower 2 Singapore 018983
Fax:	************
Attention:	The President

With a copy to:
JAFCO Investment (Hong Kong) Ltd.
Beijing Representative Office
Room 817 Beijing Fortune Building
No. 5 Dong San HuanBei Lu
Chao Yang District, Beijing 100004, China
Fax: ************
Attention: Chief Representative

If to DL Capital Holding Limited:

Address:	5/F, No. 690, Bibo Road, Pudong District, Shanghai, China
Attention:	Chong Li

If to UOB Investment:

Address:	Room 816, Tai Chi Bulding, 211 North Si HuanZhong Road, Haidian District, Beijing
Attention:	Jing Li

If to KIP:

Address:	Room 4102, 1468 West Nanjing Road, Jing’an District, Shanghai
Attention:	Ho Kyung Shik

If to CMB, Wang Hongbo, CMBI Private Equity Series SPC on Behalf and for The Account of Internet Retail Fund I SP and [ ]:

Address:	F9/902, Investment Bank Mansion, 1st Fuhua Road, Futian District, Shenzhen, PRC
Attention:	Leon Chen
Tel:	N/A
Fax:	************

If to Dingfeng:

Address:	Room1601, 6th Building, Lujiazui Century Financial Square, 308 Jinkang Road, Pudong New District, Shanghai, PRC
Attention:	Di Xia
Tel:	************

If to GLO:

Address:	Room1601, 6th Building, Lujiazui Century Financial Square, 308 Jinkang Road, Pudong New District, Shanghai, PRC
Attention:	Di Xia
Tel:	************

If to ADV:

Address:	F26, Shenzhen Bay VC&PE Building, Gaoxin South 9th Rd 1001, Shenzhen, P.R.C
Attention:	Han Deng (邓翰)
Tel:	************
Fax:	************

If to Mirae Asset-GS Retail New Growth Fund I:

Address:	2F, 534, Teheran-ro, Gangnam-gu, Seoul 06181, Korea
Attention:	Jikwang Chung
Tel:	************
Fax:	************

If to Mirae Asset Securities (HK) limited:

Attention:	Elisa Zha
Address:	Unit 8501, International Commerce Centre, 1 Austin Road West, Kowloon, H.K.
Tel: ************
Fax: ************

If to RAUMIER LIMITED:

Attention:	Noorsurainah Tengah
Tel: ************
E-mail:	noorsurainah.tengah@bia.com.bn
Attention:	Syukri Jais
Tel: ************
E-mail: ************

Address:	Brunei Investment Agency
Ministry of Finance and Economy Building
Commonwealth Drive, BB 3910
Negara Brunei Darussalam

If to RICHARD WONG:

Attention:
Address:
Tel:
Fax:

EXHIBIT A

FORM OF JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed by the undersigned (the “Purchaser”) pursuant to the terms of that certain Shareholders Agreement dated on June 1, 2020 (the “Agreement”) by and among Boqii Holding Limited, a Cayman Islands exempted company (the “Company”) and certain of its shareholders and in consideration of the Shares acquired by the Purchaser thereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged. By the execution of this Joinder Agreement, the Purchaser agrees as follows:

1. Interpretation. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.

2. Acknowledgment. The Purchaser acknowledges that the Purchaser is acquiring [number] [Preferred/Ordinary] Shares of the Company (the “Shares”) from [name of transferor/the Company], subject to the terms and conditions of the Agreement.

3. Agreement. Immediately upon transfer of the Shares, the Purchaser (i) agrees that the Shares acquired by the Purchaser shall be bound by and subject to the terms of the Agreement applicable to the Shares, and (ii) hereby adopts and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Agreement with the same force and effect as if the Purchaser were originally a [Principal/Holding Company thereunder (if transferor is a Principal/Holding Company or if the Shares are Equity Securities (other than Preferred Shares) issued by the Company)]/[Investor thereunder (if transferor is an Investor]. The other Parties to the Agreement shall be entitled to enforce such agreement against the Purchaser.

4. Governing Law. This Joinder Agreement shall be governed by and construed in all respects in accordance with the laws of the State of New York, without regard to principles of conflict of laws thereunder.

5. Notice. Any notice required or permitted by the Agreement shall be given to the Purchaser at the address listed beside the Purchaser’s signature below.

EXECUTED AND DATED this ______ day of _________________, ____.

PURCHASER:

By: _____________________________________
Name: ___________________________________
Title: ____________________________________
Address: _________________________________
Fax: _____________________________________

Accepted and Agreed:

Boqii Holding Limited

By:___________________________
Name: ________________________
Title: _________________________

EXHIBIT B

FORM OF POWER OF ATTORNEY